EXHIBIT 4.1

                                                                     CONFORMED
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                       MARKET HUB PARTNERS STORAGE, L.P.

                       MARKET HUB PARTNERS FINANCE, INC.

                    THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                      and

                       IBJ SCHRODER BANK & TRUST COMPANY

                                    Trustee

                           ------------------------


                                   INDENTURE

                           Dated as of March 1, 1998

                           ------------------------


                                 $115,000,000

                           8 1/4% Senior Notes due 2008

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                               TABLE OF CONTENTS

                                  ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.1       Definitions..........................................1
      SECTION 1.2       Other Definitions...................................27
      SECTION 1.3       Incorporation by Reference of Trust Indenture Act...27
      SECTION 1.4       Rules of Construction...............................28


                                  ARTICLE II
                                SECURITY FORMS

      SECTION 2.1       Forms Generally.....................................28
      SECTION 2.2       Form of Securities..................................29


                                 ARTICLE III
                                THE SECURITIES

      SECTION 3.1       Title and Terms.....................................29
      SECTION 3.2       Denominations.......................................30
      SECTION 3.3       Execution, Authentication, Delivery and Dating......30
      SECTION 3.4       Temporary Securities................................31
      SECTION 3.5       Registration of Transfer and Exchange...............32
      SECTION 3.6       Mutilated, Destroyed, Lost and Stolen Securities....33
      SECTION 3.7       Payment of Interest; Interest Rights Preserved......34
      SECTION 3.8       Persons Deemed Owners...............................35
      SECTION 3.9       Cancellation........................................35
      SECTION 3.10      Computation of Interest.............................35
      SECTION 3.11      CUSIP Numbers.......................................36
      SECTION 3.12      Restrictions on Transfer; Book-Entry Procedures.....36


                                  ARTICLE IV
                          SATISFACTION AND DISCHARGE

      SECTION 4.1       Satisfaction and Discharge of Indenture.............36
      SECTION 4.2       Application of Trust Money..........................37

                                  ARTICLE V

                                   REMEDIES

      SECTION 5.1       Events of Default...................................38
      SECTION 5.2       Acceleration of Maturity; Rescission and Annulment..40
      SECTION 5.3       Collection of Indebtedness and Suits for Enforcement by
                        Trustee.............................................41
      SECTION 5.4       Trustee May File Proofs of Claim....................42
      SECTION 5.5       Trustee May Enforce Claims Without Possession of
                        Securities..........................................43
      SECTION 5.6       Application of Money Collected......................43
      SECTION 5.7       Limitations on Suits................................43
      SECTION 5.8       Unconditional Right of Holders to Receive Principal,
                        Premium, Liquidated Damages and Interest............44
      SECTION 5.9       Restoration of Rights and Remedies..................44
      SECTION 5.10      Rights and Remedies Cumulative......................45
      SECTION 5.11      Delay or Omission Not Waiver........................45
      SECTION 5.12      Control by Holders..................................45
      SECTION 5.13      Waiver of Past Defaults.............................45
      SECTION 5.14      Waiver of Stay, Extension or Usury Laws.............46
      SECTION 5.15      Undertaking for Costs...............................46


                                  ARTICLE VI
                                  THE TRUSTEE

      SECTION 6.1       Duties of Trustee...................................47
      SECTION 6.2       Certain Rights of Trustee...........................48
      SECTION 6.3       Trustee Not Responsible for
                        Recitals or Issuance of Securities..................49
      SECTION 6.4       May Hold Securities.................................49
      SECTION 6.5       Money Held in Trust.................................49
      SECTION 6.6       Compensation and Reimbursement......................50
      SECTION 6.7       Corporate Trustee Required; Eligibility.............50
      SECTION 6.8       Conflicting Interests...............................51
      SECTION 6.9       Resignation and Removal; Appointment of Successor...51
      SECTION 6.10      Acceptance of Appointment by Successor..............52
      SECTION 6.11      Merger, Conversion, Consolidation or Succession to
                        Business............................................53
      SECTION 6.12      Notice of Defaults..................................53

                                 ARTICLE VII
               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 7.1       Holders' Lists; Holder Communications; Disclosures
                        Respecting Holders..................................54
      SECTION 7.2       Reports by the Trustee..............................54
      SECTION 7.3       Reports by the Issuers..............................55


                                 ARTICLE VIII
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

      SECTION 8.1       Company May Consolidate, Etc., Only on
                        Certain Terms.......................................55
      SECTION 8.2       Finance Corp. May Consolidate, Etc.,
                        Only on Certain Terms ..............................57

                                  ARTICLE IX
                            SUPPLEMENTAL INDENTURES

      SECTION 9.1       Supplemental Indentures Without Consent of Holders..59
      SECTION 9.2       Supplemental Indentures with Consent of Holders.....60
      SECTION 9.3       Execution of Supplemental Indentures................61
      SECTION 9.4       Effect of Supplemental Indentures...................61
      SECTION 9.5       Conformity with Trust Indenture Act.................61
      SECTION 9.6       Reference in Securities to Supplemental Indentures..61
      SECTION 9.7       Notice of Supplemental Indentures and Waivers.......62


                                  ARTICLE X

                                   COVENANTS

      SECTION 10.1      Payment of Principal, Premium or Liquidated
                        Damages, if any, and Interest.......................62
      SECTION 10.2      Maintenance of Office or Agency.....................62
      SECTION 10.3      Money for Security Payments to be Held in Trust.....63
      SECTION 10.4      Existence...........................................64
      SECTION 10.5      Payment of Taxes; Maintenance of Properties;
                        Insurance...........................................64
      SECTION 10.6      Limitation on Sale/Leaseback Transactions...........65
      SECTION 10.7      Limitation on Conduct of Business...................65
      SECTION 10.8      Statement by Officers as to Default.................66
      SECTION 10.9      Provision of Financial Information..................66
      SECTION 10.10     Limitation on Restricted Payments...................67

      SECTION 10.11     Limitation on Indebtedness and Disqualified
                        Equity Interests....................................69
      SECTION 10.12     Limitation on Issuances and Sales of
                        Equity Interests of Restricted Subsidiaries.........69
      SECTION 10.13     Limitation on Liens.................................70
      SECTION 10.14     Offer to Purchase Securities Upon Change of
                        Control.............................................70
      SECTION 10.15     Limitation on Asset Sales...........................72
      SECTION 10.16     Net Proceeds Offer..................................73
      SECTION 10.17     Limitation on Transactions with Affiliates..........75
      SECTION 10.18     Limitation on Dividend and Other Payment
                        Restrictions Affecting Restricted Subsidiaries......76

      SECTION 10.19     Limitation on Preferred Equity Interests of
                        Subsidiaries........................................77
      SECTION 10.20     Certain Restrictions on Finance Corp................77
      SECTION 10.21     Waiver of Certain Covenants.........................77


                                  ARTICLE XI
                           REDEMPTION OF SECURITIES

      SECTION 11.1      Right of Redemption.................................77
      SECTION 11.2      Applicability of Article............................78
      SECTION 11.3      Election to Redeem; Notice to Trustee...............78
      SECTION 11.4      Selection by Trustee of Securities to be Redeemed...78
      SECTION 11.5      Notice of Redemption................................79
      SECTION 11.6      Deposit of Redemption Price.........................80
      SECTION 11.7      Securities Payable on Redemption Date...............80
      SECTION 11.8      Securities Redeemed in Part.........................80


                                 ARTICLE XII
                      DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 12.1      Issuers' Option to Effect Defeasance or Covenant
                        Defeasance..........................................81
      SECTION 12.2      Defeasance and Discharge............................81
      SECTION 12.3      Covenant Defeasance.................................81
      SECTION 12.4      Conditions to Defeasance or Covenant Defeasance.....82
      SECTION 12.5      Deposited Money and U.S. Government Obligations
                        to be Held in Trust; Other Miscellaneous Provisions.84
      SECTION 12.6      Reinstatement.......................................85

                                 ARTICLE XIII
                             SUBSIDIARY GUARANTEES

      SECTION 13.1      Unconditional Guarantee.............................85
      SECTION 13.2      Execution and Delivery of Subsidiary Guarantees.....87
      SECTION 13.3      Limitation on Merger or Consolidation...............87
      SECTION 13.4      Release of Subsidiary Guarantors....................88
      SECTION 13.5      Additional Subsidiary Guarantors....................89
      SECTION 13.6      Limitation of Subsidiary Guarantor's Liability......89
      SECTION 13.7      Contribution........................................89


                                 ARTICLE XIV
                                 MISCELLANEOUS

      SECTION 14.1      Compliance Certificates and Opinions................90
      SECTION 14.2      Form of Documents Delivered to Trustee..............91
      SECTION 14.3      Acts of Holders.....................................91
      SECTION 14.4      Notices, Etc. to Trustee and the Company............92
      SECTION 14.5      Notice to Holders; Waiver...........................93
      SECTION 14.6      Effect of Headings and Table of Contents............93
      SECTION 14.7      Successors and Assigns..............................93
      SECTION 14.8      Severability........................................93
      SECTION 14.9      Benefits of Indenture...............................94
      SECTION 14.10     Governing  Law;  Trust  Indenture  Act  Controls;
                        Consent  to Jurisdiction  and Service...............94
      SECTION 14.11     Legal Holidays......................................94
      SECTION 14.12     No Recourse Against Others..........................95
      SECTION 14.13     Duplicate Originals.................................95
      SECTION 14.14     No Adverse Interpretation of Other Agreements.......95
      SECTION 14.15     Nature of Obligations of Issuers....................95

      Appendix A  -  Provisions Relating to Initial Securities and Exchange
                     Securities

      Exhibit 1 to Appendix A-Form of Initial Security
      Exhibit 2 to Appendix A-Form of Assignment of Exchange Security
      Exhibit 3 to Appendix A-Form of Certificate to be Delivered in Connection
                              with Transfers to Non-QIB Institutional Accredited Investors
      Exhibit 4 to Appendix A-Form of Certificate to be Delivered in Connection
                              with Transfers Pursuant to Regulation S

      THIS INDENTURE, dated as of March 1, 1998, is among MARKET HUB PARTNERS STORAGE, L.P., a Delaware limited partnership (hereinafter called the "COMPANY"), MARKET HUB PARTNERS FINANCE, INC., a Delaware corporation ("FINANCE CORP." and, together with the Company, the "ISSUERS"), the Subsidiary Guarantors parties hereto (the "SUBSIDIARY GUARANTORS") and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (hereinafter called the "TRUSTEE").

                            RECITALS OF THE COMPANY

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's and Finance Corp.'s 8 1/4% Senior Notes due 2008 (the "INITIAL SECURITIES") and the debt securities, if and when issued pursuant to a registered exchange for Initial Securities (the "EXCHANGE SECURITIES") and, together with the Initial Securities, the "SECURITIES" and each, individually, a "SECURITY").

      All things necessary have been done on the part of the Company, Finance Corp. and the Subsidiary Guarantors to make the Securities, when issued and executed by the Issuers and the Subsidiary Guarantors and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Issuers and the Subsidiary Guarantors, as the case may be, and to make this Indenture a valid agreement of the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with their respective terms.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.1       DEFINITIONS.

      "Accounts Receivable" has the meaning specified for the term "accounts" in
Section 9-106 of the UCC.

      "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person (i) existing at the time that other Person merges or consolidates with the specified Person or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into the specified Person or becoming a Restricted Subsidiary of that Person or (ii) assumed in connection with an acquisition of Properties from such Person. A specified Person shall be deemed to incur Indebtedness constituting its Acquired Indebtedness on the date (i) the obligor respecting that Indebtedness merges or consolidates with the specified Person, (ii) the obligor of that Indebtedness becomes a Restricted Subsidiary of that specified Person or (iii) the specified Person assumes that Indebtedness.

      "Act", when used with respect to any Holder, has the meaning specified in
Section 14.3.

      "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition: (i) "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; (ii) beneficial ownership at any time of 10% or more of the outstanding voting common equity of a Person (including voting common equity subject to being acquired pursuant to the exercise of options, warrants or other rights exercisable within 60 days of that time) shall be deemed to constitute control of that Person at that time; and (iii) without limiting other Persons who may be deemed to control a limited partnership, the general partner of a limited partnership and each limited partner holding 10% or more of the limited partnership interests in such limited partnership will be deemed to control such limited partnership.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or a Wholly Owned Restricted Subsidiary (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (i) any Equity Interests of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary or (ii) any other Properties of the Company or any Restricted Subsidiary. Notwithstanding the preceding sentence, the following do not constitute "Asset Sales": (i) transfers of cash, Cash Equivalents, Accounts Receivable (including the sale of Accounts Receivable without recourse to the Company or any Restricted Subsidiary pursuant to a bona fide factoring arrangement with a Person not an Affiliate of the Company), inventories or other Properties in the ordinary course of business and issuances of Qualified Equity Interests of the Company; (ii) any transfer of Properties (including Equity Interests) that is governed by, and made in accordance with, Article VIII, Section 10.14 or Section 13.13; (iii) any transfer of Properties from the Company or a Restricted Subsidiary to another Restricted Subsidiary or to any other Person if such transfer is permitted under Section 10.10 hereof; (iv) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (a) no longer used or (b) no longer useful in the business of the Company and the Restricted Subsidiaries; (v) the loan or sale of natural gas in the ordinary course of business; and (vi) any transfer of Properties in a single transaction or a series of related transactions having a Fair Market Value of less than $500,000.

      "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the present value of the total net amount of lease payments required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of lease payments" under any such lease for any such period means the sum of lease, rental and other payments required to be paid with respect to such period by such lessee thereunder, excluding any amounts required to be paid by the lessee on account of maintenance and repairs, insurance, and taxes, assessments or similar charges. If a lessee under any lease may terminate that lease by paying a penalty, the "net amount of lease payments" under that lease shall include the amount of that penalty, but shall exclude all lease payments after the first date on which that lease may be so terminated.

      "Authorized Newspaper" has the meaning specified in Section 10.3.

      "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of that Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board. For the purpose of the preceding sentence, (i) if the Company or a Subsidiary is a corporation, the phrase "Board of Directors" in the preceding sentence means the board of directors of such corporation and (ii) if the Company or a Subsidiary is a limited partnership, such phrase means the board of directors of the general partner (or, if more than one, the managing general partner) of such partnership (or, if such general partner is not a corporation, then the managers, trustees or other body that govern the policies of such entity and has a function corresponding to that of the board of directors of a corporation), or (iii) if the Company or a Subsidiary is not a corporation or a limited partnership, the managers, trustees, or other body that govern the policies of such entity and has a function corresponding to that of the board of directors of a corporation.

      "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the secretary or an assistant secretary of such Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      "Capitalized Lease Obligation" means, with respect to any Person, any obligation of that Person to pay lease payments, rent or other amounts under a lease of (or other similar agreement conveying the right to use) any Property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this Indenture, the amount of that obligation at any date shall be the capitalized amount thereof at that date, as determined in accordance with GAAP.

      "Cash Equivalents" means (i) marketable obligations with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, PROVIDED that the full faith and credit of the United States of America is pledged in support thereof; (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million or any commercial bank that is organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development and has total assets in excess of U.S. $500 million or its equivalent in another currency; (iii) commercial paper (a) maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and (b) rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv). For purposes of this definition, the maturity of a security shall be determined when it is acquired by the Company or a Restricted Subsidiary.

      "Change of Control" means the occurrence of any event or series of events (whether or not otherwise in compliance with the provisions of this Indenture) by which: (i) Market Hub Partners Storage, L.L.C., or a successor entity at least a majority of the Voting Equity Interests of which are owned directly or indirectly by the Principals, ceases to be the General Partner having the primary responsibility of managing the Company; (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Principals) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the total Voting Equity Interests of the Company or a majority of the Voting Equity Interests of the General Partner; (iii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, pursuant to a transaction in which the outstanding Voting Equity Interests of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction pursuant to which (a) the outstanding Voting Equity Interests of the Company are changed into or exchanged for Voting Equity Interests of the surviving or resulting Person that are Qualified Equity Interests and (b) the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Voting Equity Interests of the Company immediately prior to such transaction beneficially own, directly or indirectly, not less than a majority of the Voting Equity Interests of the surviving or resulting Person immediately after such transaction; (iv) the Company, either individually or in conjunction with one or more Restricted

Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, the Properties of the Company and its Restricted Subsidiaries substantially as an entirety (either in one transaction or a series of related transactions), including Equity Interests of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary or an entity majority owned, directly or indirectly, by the Principals); (v) during any consecutive two-year period (which period need not be calendar years), individuals who at the beginning of that period constituted the Board of Directors of the Company (together with any new directors designated by a Principal or whose election was approved by a vote of two-thirds of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (vi) any plan or proposal for liquidation or dissolution of the Company is approved by the vote or other consent of the holders of Equity Interests of the Company.

      "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Equity Interests" of any Person means Equity Interests of that Person that do not rank prior, as to the payment of dividends or other distributions or the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of that Person, to Equity Interests of any other class of that Person.

      "Company" means Market Hub Partners Storage, L.P., a Delaware limited partnership, until a successor entity replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor entity.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its chairman, its president, or any vice president, and its treasurer or an assistant treasurer, controller, any assistant controller, secretary or any assistant secretary (or, if the Company has no such officers, the corresponding officers or managers of the General Partner), and delivered to the Trustee.

      "Consolidated Fixed Charge Coverage Ratio" means, with respect to any period of four consecutive fiscal quarters of the Company (each such period of four consecutive fiscal quarters, a "computation period"), the ratio of (i) the sum of Consolidated Net Income, Consolidated Fixed Charges, Consolidated Income Tax Expense and Consolidated Non-cash Charges of the Company and the Restricted Subsidiaries, on a consolidated basis for that computation period, all determined in accordance with GAAP, plus the Permitted Distribution Amount for such period that is deducted in determining Consolidated Net Income for such period in accordance with clause (ii) of the definition of Consolidated Net Income, to (ii) Consolidated Fixed Charges for that computation period. For purposes of this computation, acquisitions or dispositions that have been made by the Company or any Restricted Subsidiary, including through mergers or consolidations and including any related financing transactions, during the computation period or subsequent to the computation period but on or prior to the date of computation shall be deemed to have occurred on the first day of the computation period and shall give pro forma effect to such acquisitions or dispositions and any related financing transactions with appropriate adjustments (without duplicative adjustments) to Consolidated Net Income, Consolidated Fixed Charges, Consolidated Income Tax Expense, Consolidated Non-cash Charges and the Permitted Distribution Amount. In each computation of the Consolidated Fixed Charge Coverage Ratio, the computation shall be made as of the date Indebtedness (other than Permitted Indebtedness) is proposed to be incurred or Disqualified Equity Interests are proposed to be issued (the "determination date") for the then most recent computation period (the "current period") on a pro forma basis assuming that (i) the Indebtedness to be incurred or the Disqualified Equity Interests to be issued (and all other Indebtedness incurred or Disqualified Equity Interests issued after the first day of the current period through and including the determination date), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Equity Interests), including to refinance other Indebtedness, had been incurred, issued or applied, as the case may be, on the first day of the current period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on the first day of the current period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (ii) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business and any related financing transactions, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary, in either case since the first day of the current period through and including the determination date, had been consummated on the first day of the current period. The Consolidated Fixed Charges representing interest on Indebtedness outstanding on any determination date and assumed in accordance with the preceding sentence to have been outstanding throughout the then current period will be computed as follows: (i) if that Indebtedness bears interest only at a floating rate, that floating rate as of the determination date shall be assumed to have been in effect throughout that current period; (ii) if that Indebtedness bears interest, at the option of the primary obligor, at either a floating rate or, for one or more periods of varying durations, fixed rates, either that floating rate or, at the option of the Company, that fixed rate for the longest period available to the primary obligor, in each case as of the determination date, shall be assumed to have been in effect throughout that current period; (iii) if that Indebtedness is incurred under a revolving credit facility, the principal amount of that Indebtedness assumed to have been outstanding throughout that current period shall be the lesser of (a) the average daily outstanding principal balance of that Indebtedness during that current period or such shorter period as amounts have been available to be borrowed or reborrowed under that facility or (b) the total revolving credit commitment under that facility as of the determination date; and (iv) if (a) that Indebtedness bears interest at a floating rate, (b) that floating rate is used pursuant to clause (i) or (ii) of this sentence to determine the Consolidated Fixed Charges attributable to that Indebtedness and (c) that interest is covered by agreements relating to Hedging Obligations, that interest, to the extent so covered, shall be assumed to have accrued at the rate per annum resulting after giving effect to the operation of those agreements.

      "Consolidated Fixed Charges" means, for any period, without duplication,
(i) the remainder of the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for that period as determined on a consolidated basis in accordance with GAAP, including, without limitation, any amortization of debt discount, the net cost under Hedging Obligations (including any amortization of discounts), the interest portion of any deferred payment obligation constituting Indebtedness, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and all accrued interest, in each case to the extent attributable to that period, (b) if any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary during that period, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during that period attributable to any such Indebtedness, in each case to the extent required by GAAP to be recognized during that period as an expense of the Company or any Restricted Subsidiary, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during that period, and (d) the aggregate amount of dividends (except dividends paid or payable in additional shares of Qualified Equity Interests) paid (to the extent not accrued in a prior period) or accrued on Preferred Equity Interests or Disqualified Equity Interests of the Company and the Restricted Subsidiaries, to the extent such Preferred Equity Interests or Disqualified Equity Interests are owned by Persons other than the Company or any Restricted Subsidiary, less (ii), to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and the Restricted Subsidiaries during that period.

      "Consolidated Income Tax Expense" means, for any period, the provision, if any, for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and the Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the remainder of (i) consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, as adjusted by excluding, without duplication, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) if not treated as an extraordinary item, the make whole or premium payment required to be paid upon the repayment of the Old Notes and related debt extinguishment costs, (c) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (d) net income (or net loss) of any Person (other than the Company or any Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash or Property by such other Person during that period (regardless of whether such cash dividends or other distributions are attributable to net income (or net loss) of such Person during that period or during any prior period), (e) net income (or net loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (f) net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter, partnership agreement or other organizational document or any agreement or instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity

Interests, and (g) income resulting from transfers of assets during such period from an Unrestricted Subsidiary to the Company or any Restricted Subsidiary, minus (ii) the Permitted Distribution Amount for such period. For purposes of clause (d) above of, the amount of any distribution of Property will be equal to the lesser of the Fair Market Value or net book value of that Property as determined in good faith by the Board of Directors.

      "Consolidated Tangible Assets" means, at any date, the total of all assets appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries as of that date prepared in conformity with GAAP, after deducting therefrom, without duplication of deductions, all amounts shown on such balance sheet in respect of good will, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, or similar intangibles, and any other items which are treated as intangibles in conformity with GAAP.

      "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries that are deducted in computing Consolidated Net Income for that period, all determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge in the ordinary course of business for which an accrual of or reserve for cash charges for any future period is required).

      "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One State Street, New York, New York 10004.

      "Default" means any event, act or condition that, after notice or passage of time or both, would become an Event of Default.

      "Defaulted Interest" has the meaning specified in Section 3.7 hereof.

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have, and is not an employee of any Person who has, any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Equity Interests of the Company) in or with respect to that transaction or series of transactions.

      "Disqualified Equity Interests" of any specified Person means any Equity Interests of the specified Person that, either by its terms, by the terms of any security into which they are convertible or for which they are exchangeable by contract or otherwise is, or on the happening of an event or passage of time or both would be, (i) required to be redeemed or repurchased (whether mandatorily or at the option of the holder thereof), other than a redemption or repurchase effected solely through the issuance of Qualified Equity Interests of the specified Person, by the specified Person or any of its Subsidiaries or by the Company or any Restricted Subsidiary prior to the final Stated Maturity of the Securities or (ii) convertible into or exchangeable for, at any time prior to the final Stated Maturity of the Initial Securities, any Indebtedness of the specified Person or any of its Subsidiaries or of the Company or any Restricted Subsidiary.

      "Equity Interests" means, with respect to any Person, any and all shares, general partner, limited partner, membership and other interests, units, participation rights or other equivalents in the equity interests (however designated) in that Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable or exchangeable for or convertible into such an equity interest in that Person.

      "Event of Default" has the meaning specified in Section 5.1 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

      "Exchange Security" or "Exchange Securities" has the meaning specified in the first recital of this Indenture.

      "Existing Storage Contracts" means the following:

            (i) Firm Gas Storage Contract, effective September 1, 1994, between Moss Bluff Gas Storage Systems and Tejas Power Corporation;

            (ii) Gas Storage Contract, effective November 1, 1991, between Moss Bluff Gas Storage Systems and Northern Indiana Public Service Company, as amended by a First Amendment, effective May 1, 1992, and a Second Amendment executed in May, 1993;

            (iii) Gas Storage Contract, effective December 1, 1996, between Moss Bluff Hub Partners, L.P. and Inventory Management & Distribution Company, LLC;

            (iv) Gas Storage Contract, effective April 1, 1997, between Market Hub Partners, L.P. and Houston Lighting & Power Company;

            (v) Gas Storage Contract, effective April 1, 1997, between Moss Bluff Partners, L.P. and Texaco Natural Gas, Inc.;

            (vi) Firm Gas Storage Agreement, effective November 1, 1995, between Moss Bluff Gas Storage Systems and Wisconsin Natural Gas Company;

            (vii) Gas Storage Contract, effective April 1, 1996, between Moss Bluff Hub Partners, L.P. and Tejas Gas Marketing Company;

            (viii)Gas Storage Contract, effective April 1, 1997, between Moss Bluff Hub Partners, L.P. and Producers Energy Marketing, LLC;

            (ix) Gas Storage Contract, effective July 1, 1997, between Moss Bluff Hub Partners, L.P. and Public Service Company of New Mexico;

            (x) Preferred Interruptible Gas Storage Contract, effective November 1, 1991, between Moss Bluff Gas Storage Systems and Channel Industries Gas Company;

            (xi) Gas Storage Contract, effective December 1, 1996, between Egan Hub Partners, L.P. and ANR Pipeline Company;

            (xii) Gas Storage Contract, effective April 1, 1997, between Egan Hub Partners, L.P. and Aquila Energy Marketing Corporation;

            (xiii)Gas Storage Contract, effective September 1, 1997, between Egan Hub Partners, L.P. and Columbia Energy Services, Inc.;

            (xiv) Gas Storage Contract, effective July 1, 1997, between Egan Hub Partners, L.P. and Coral Energy Resources, L.P.;

            (xv) Gas Storage Contract, effective October 1, 1997, between Egan Hub Partners, L.P. and Dayton Power & Light Company;

            (xvi) Gas Storage Contract, effective January 28, 1994, between Egan Hub Partners, L.P. and East Ohio Gas Company;

            (xvii)Gas Storage Contract, effective December 1, 1997, between Egan Hub Partners, L.P. and Koch Energy Trading, Inc.;

            (xviii)Gas Storage Contract, effective September 1, 1995, between Egan Hub Partners, L.P. and Miami Valley Resources, Inc.;

            (xix) Gas Balancing Contract, effective September 1, 1995, between Egan Hub Partners, L.P. and Northern Indiana Public Services Company, as amended by a First Amendment, effective May, 1995 and a Second Amendment, effective December 1, 1996;

            (xx) Gas Storage Contract, effective December 10, 1994, between Egan Hub Partners, L.P. and Tejas Power Corporation, as amended by a First Amendment, effective December 1, 1995; and

            (xxi) Gas Storage Contract, effective September 1, 1996, between Egan Hub Partners, L.P. and TPC Corporation.

      "Fair Market Value" means, with respect to a Property, the fair market value of that Property as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution, which determination shall be conclusive for purposes of this Indenture. Unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banking firm, appraiser or other third party.

      "Federal Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor statute thereto.

      "Finance Corp." means Market Hub Partners Finance, Inc., a Delaware corporation, until a successor entity replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Finance Corp." shall mean such successor entity.

      "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the statements and pronouncements of the Financial Accounting Standards Board or (iii) such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America.

      "General Partner" means Market Hub Partners Storage, L.L.C., a Delaware limited liability company, the general partner of the Company, and its successors in such capacity.

      "Global Security" has the meaning specified in Section 2.1.

      "Guarantee" or "guarantee" means, as applied to any Indebtedness, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of that Indebtedness and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of that Indebtedness including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

      "Hedging Obligation" means, at any time as to any Person, any obligation of that Person at that time that is incurred (i) in the ordinary course of its business pursuant to any exchange agreement, swap, option, forward sales contract, future contracts or other similar agreement or arrangement designed to protect against or manage the exposure of that Person or any of its Subsidiaries to fluctuations in foreign currency exchange rates or in the price of energy related commodities , and (ii) pursuant to any arrangement with any other Person whereby, directly or indirectly, the specified Person is entitled to receive periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by the specified Person calculated by applying a fixed or floating rate of interest on the same national amount and includes, without limitation, interest rate swaps, caps, floors, collars and other similar agreements or arrangements designed to protect against or manage the exposure of the specified Person or any of its Subsidiaries to fluctuations in interest rates.

      "Holder" means a Person in whose name a Security is registered in the Security Register.

      "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities of that Person, contingent or otherwise, for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business of that Person) and all liabilities of that Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of that Person, or any warrants, rights or options to acquire that Equity Interest, outstanding on the Issue Date or thereafter, or any obligations arising out of the sale of Accounts Receivable of that Person if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that Person prepared in accordance with GAAP, (ii) all obligations of that Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that Person prepared in accordance with GAAP, (iii) all obligations of that Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by that Person (even if the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (iv) the Attributable Indebtedness of any Capitalized Lease Obligation of that Person, (v) all obligations of the types described in the preceding clauses of this definition and all dividends and other distributions, the payment of which is secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by that Person, even though that Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured), (vi) the maximum fixed redemption or repurchase price, if any, of all Disqualified Equity Interests of that Person,
(vii) all obligations of that Person under or in respect Hedging Obligations, and (viii) all Guarantees by that Person of obligations of the types referred to in clauses (i) through (vii) of this definition.

      "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is disinterested and independent with respect to the Company and its Affiliates and, in the reasonable judgment of a majority of the Disinterested Directors, is qualified to perform the task for which it has been engaged.

      "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or
(b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      "Initial Security" or "Initial Securities" has the meaning specified in the first recital to this Indenture.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Investment" means, with respect to any specified Person, (i) any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by the specified Person to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person, (ii) any purchase or acquisition by the specified Person of any Equity Interests, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by any other Person and (iii) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The following are not "Investments": (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business; (ii) Hedging Obligations, but only to the extent that the same constitute Permitted Indebtedness; and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

      "Issue Date" means the date the Initial Securities are initially issued, which is March 4, 1998.

      "Issuers" means the Company and Finance Corp.

      "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person will be deemed to own subject to a Lien any Property that the Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

      "Liquidated Damages" means all liquidated damages due and owing pursuant to Section 5 of the Registration Rights Agreement.

      "Maturity" means, with respect to any Security, the date on which any principal of that Security becomes due and payable as therein or in this Indenture provided, whether at the Stated Maturity with respect to that principal or on redemption, repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, by declaration of acceleration or otherwise.

      "MHP" means Market Hub Partners, L.P., a Delaware partnership and its successors.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds therefrom in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, consultants, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) (a) owning a beneficial interest in the Properties subject to the Asset Sale, (b) having a Lien on such Properties or (c) requiring such payment as a condition to providing any consent necessary to consummate the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with that Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after that Asset Sale, including, without limitation, pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with that Asset Sale, all as reflected in an Officers' Certificate; PROVIDED, HOWEVER, that any amounts remaining after adjustments, revaluations or liquidations of those reserves shall constitute Net Available Proceeds.

      "Net Cash Proceeds" means, with respect to any issuance or sale of Qualified Equity Interests or other securities, the cash proceeds of that issuance or sale net of the fees of attorneys and accountants, fees, discounts or commissions of underwriters and placement agents and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "Net Proceeds Offer" has the meaning specified in Section 10.16(a)(i).

      "Non-Recourse Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary that is incurred to finance the purchase of any assets of the Company or any Restricted Subsidiary within 90 days of such purchase, as long as (i) the amount of that Indebtedness does not exceed 100% of the purchase cost of such assets, (ii) that purchase cost is or should be included in "additions to property, plant and equipment" in accordance with GAAP, (iii) such Indebtedness is non-recourse to the Company and its Restricted Subsidiaries and all their respective assets other than the assets so purchased and (iv) the purchase of such assets is not part of an acquisition of any Person.

      "Officers" means, with respect to any Person, the chief executive officer, the president, any vice president, the chief financial officer, the chief accounting officer and the treasurer of such Person, or if such Person is a partnership and does not have such officers, then the corresponding officers of the general partner of such Person.

      "Officers' Certificate" means a certificate signed by two Officers or by any Officer and an assistant treasurer, controller, assistant controller, the secretary or an assistant secretary of the Company (or, if the Company does not have such officers, the corresponding officers of the General Partner) and delivered to the Trustee.

      "Old Notes" means the 8.10% Senior Secured Notes due 2006 of Moss Bluff Hub Partners, L.P. and Egan Hub Partners, L.P. originally issued in the aggregate principal amount of $60,000,000.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

      "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (2) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

            (3) Securities, except to the extent provided in Sections 12.2 and
      12.3 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article XII hereof; and

            (4) Securities which have been paid pursuant to Section 3.6 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

      "Parent" means, with respect to the Company, the holder or holders of all of the Equity Interests of the Company, other than not more than a two percent interest owned by the General Partner.

      "Pari Passu Indebtedness" means any Indebtedness of the Company that is PARI PASSU in right of payment to the Securities.

      "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of and premium, if any, interest or Liquidated Damages, if any, on any Securities on behalf of the Company.

      "Payment Restriction" means, with respect to any Restricted Subsidiary, any consensual encumbrance, restriction or limitation, whether by operation of the terms of its charter or partnership agreement or other organizational document or by reason of any agreement, instrument, judgment, decree or order on the ability of (i) such Restricted Subsidiary to (a) pay dividends or make other distributions on its Equity Interests or make payments on any obligation, liability or Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Properties to the Company or any other Restricted Subsidiary or (ii) the Company or any other Restricted Subsidiary to receive or retain any such dividends, distributions or payments, loans or advances or transfer of Properties.

      "Permitted Distribution" means a dividend, distribution, loan, advance or other Restricted Payment to the Parent of the Company to the extent that it is designated as such by the Company. Although not limited by the purpose of the Restricted Payment, a primary purpose of Permitted Distributions is to provide funds to the Parent (or the partners or members of the Parent) to pay the income tax liability of the Parent (or such partners or members) resulting from the taxable income of the Company.

      "Permitted Distribution Amount" means, for any period, an amount equal to 35% of the amount referred to in clause (i) of the definition of Consolidated Net Income for such period, excluding any portion of such period during which the Company is not a limited partnership, limited liability company or other entity that is not subject to Federal income taxation.

      "Permitted Indebtedness" means any of the following:

            (i) Indebtedness of the Company under Working Capital Agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $20,000,000, or (b) 15% of Consolidated Tangible Assets;

            (ii) Indebtedness under the Securities and the Subsidiary
      Guarantees;

            (iii) Indebtedness outstanding, or to be incurred pursuant to commitments in effect, on the Issue Date after giving effect to the issuance and sale of the Initial Securities and the application of the net proceeds therefrom;

            (iv) Indebtedness under Hedging Obligations, PROVIDED that (a) those Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the Consolidated Fixed Charge Coverage Ratio test described under " Certain Covenants -- Limitation on Indebtedness and Disqualified Equity Interests" above or, in the case of currency or commodity Hedging Obligations, to the foreign currency cash flows or energy requirements reasonably expected to be generated or required by the Company and the Restricted Subsidiaries, (b) the notional principal amount of the Hedging Obligations does not exceed 105% of the principal amount of that Indebtedness or , in the case of currency or commodity Hedging Obligations, the amount of those foreign currency cash flows or energy requirements to which those Hedging Obligations relate and (c) in the case of currency or commodity Hedging Obligations, those Hedging Obligations are entered into for the purpose of limiting currency exchange rate risks or commodity price fluctuation risks in connection with transactions entered into in the ordinary course of business;

            (v) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, that upon either (a) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Equity Interests or any other event that results in a Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or (b) the transfer or other disposition of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), the provisions of this clause (v) will no longer apply to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 10.11(a) at the time the transfer or other disposition occurred;

            (vi) Guarantees of Permitted Indebtedness or Indebtedness incurred in accordance with Section 10.11(a);

            (vii) Indebtedness in respect of bid, performance or surety bonds issued or other reimbursement obligations for the account of the Company in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

            (viii)Non-Recourse Purchase Money Indebtedness;

            (ix) other Indebtedness outstanding at any time in an aggregate principal amount not to exceed $5,000,000; and

            (x) any renewals, amendments, extensions, supplements, modifications, deferrals, substitutions, refinancing or replacements (each, for purposes of this clause (x), a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred in accordance with
      Section 10.11(a) or referred to above in clauses (ii) through (ix) of this definition or this clause (x), so long as (a) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (b) in the case of any refinancing of Indebtedness (including the Securities) that is PARI PASSU with or subordinated in right of payment to the Securities, then such new Indebtedness is PARI PASSU with or subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being refinanced and (c) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity that is not earlier than the final Stated Maturity of the Indebtedness being refinanced.

      "Permitted Investments" means any of the following:

            (i)   Investments in Cash Equivalents;

            (ii) Investments in the Company or any of its Wholly Owned Subsidiaries;

            (iii) an Investment or series of related Investments by the Company or any Restricted Subsidiary in another Person, if as a result of that Investment or series of related Investments (a) that other Person becomes a Wholly Owned Restricted Subsidiary or (b) that other Person is merged or consolidated with or into, or transfers or conveys its Properties substantially as an entirety to, the Company or a Wholly Owned Restricted Subsidiary;

            (iv) Investments of Net Available Proceeds permitted by Section
      10.15;

            (v) Investments consisting of loans and advances to employees, officers and directors of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business;

            (vi) Investments consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not exceeding $750,000;

            (vii) Investments acquired by the Company or any Restricted Subsidiary in the ordinary course of business (a) in exchange for any other Investment or account receivable held by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or the obligor with respect to such account receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any such secured Investment in default; or

            (viii)Investments the payment for which consists exclusively of Qualified Equity Interests, PROVIDED that (a) any such Investment must be made in accordance with the other requirements of the Indenture, including
      (A) with respect to any Acquired Indebtedness relating to such an Investment, Section 10.11(a) and (b) with respect to any Lien on properties or assets acquired in connection with any such Investment,
      Section 10.13 and (b) such Qualified Equity Interests shall not be considered in any Qualified Equity Interests referred to in clause
      (iii)(b) of the first sentence of Section 10.10;

            (ix) Investments consisting of the loan of natural gas made in the ordinary course of business; or

            (x) Investments by the Company or any Restricted Subsidiary in any Person that is not a Restricted Subsidiary in an aggregate principal amount at any one time outstanding not exceeding $5,000,000.

      "Permitted Liens" means the following types of Liens:

            (i)   Liens existing as of the Issue Date;

            (ii) Liens securing the Securities or the Subsidiary Guarantees;

            (iii) Liens in favor of the Company or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

            (iv) Liens securing Permitted Indebtedness of the Company and the Restricted Subsidiaries of the type described in clause (i) of the definition of Permitted Indebtedness;

            (v) Liens securing Indebtedness that constitutes Permitted Indebtedness of the type described in clause (x) of the definition of "Permitted Indebtedness" incurred as a refinancing of any Indebtedness secured by Liens described in clauses (i), (iv), (xi), (xii) and (xiii) of this definition; PROVIDED, HOWEVER, that (a) if any Lien securing Indebtedness being refinanced is subordinated or junior to any Lien granted for the benefit of the Holders, then the Lien securing the new Indebtedness shall be subordinated or junior to any Lien granted for the benefit of the Holders at least to the same extent as the Lien securing the Indebtedness being refinanced and (b) such Liens do not extend to or cover any Property of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

            (vi) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

            (vii) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not delinquent or being contested in good faith, and as to which the Company or a Restricted Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

            (viii)Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (ix) Liens securing any judgment not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings that may have been duly initiated for the review of the judgment has not been finally terminated or the period within which those proceedings may be initiated has not expired;

            (x) easements, rights-of-way, reservations, zoning and other restrictions and other similar encumbrances not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;

            (xi) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; PROVIDED that (a) the Attributable Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of this Indenture and (b) with respect to any Capitalized Lease Obligation, such Liens do not extend to any Property that is not leased Property subject to such Capitalized Lease Obligation;

            (xii) Liens securing Non-Recourse Purchase Money Indebtedness; PROVIDED, HOWEVER, that (a) the Non-Recourse Purchase Money Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property so acquired and any proceeds therefrom and (b) the Lien securing such Non-Recourse Purchase Money Indebtedness shall be created within 90 days of such acquisition;

            (xiii)Liens securing Acquired Indebtedness incurred in accordance with Section 10.11(a); PROVIDED that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (b) such Liens do not extend to or cover any Property of the Company or of any Restricted Subsidiary other than the Property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholder than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

            (xiv) leases or subleases granted to others that do not interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

            (xv) rights of a common owner of any interest in Property held by the Company or any Restricted Subsidiary and that common owner as tenants in common or through other common ownership; and

            (xvi) Liens or equitable encumbrances deemed to exist by reason of
      (a) fraudulent conveyance or transfer laws or (b) negative pledge or other agreements to refrain from giving Liens.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Physical Security" has the meaning specified in Section 2.1.

      "Predecessor Security" of any particular Security means every previous Security, including any Security of a different series, evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under
Section 3.6 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

      "Preferred Equity Interests" means, with respect to any Person, any and all Equity Interests of such Person that are not Common Equity Interests, whether outstanding on or after the Issue Date.

      "Principals" means (i) Miami Valley Leasing, Inc., Nipsco Energy Services, Inc., PSRC Del., Inc. and TPC Corporation, (ii) the respective ultimate parent companies, if any, that controls such Persons on the date of this Indenture,
(iii) wholly owned Subsidiaries of any such ultimate parent companies, or (iv) any one or more of such Persons.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or assets, whether real, personal or mixed, or tangible or intangible, including, without limitation, Equity Interests in any other Person.

      "Public Equity Offering" means an offer and sale of (i) Common Equity Interests of the Company for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (ii) Common Equity Interests of the Parent for cash pursuant to such a registration statement to the extent that such cash is contributed by the Parent to the capital of the Company without any obligation of the Company (other than that imposed by applicable law) to return such contribution to the Parent.

      "Qualified Equity Interests" of any Person means any and all Equity Interests of that Person other than Disqualified Equity Interests of that Person.

      "Redemption Date" when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 4, 1998, by and among the Company, Finance Corp., the Subsidiary Guarantors and SBC Warburg Dillon Read Inc., as such agreement may be amended, modified or supplemented from time to time.

      "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

      "Regulation S" means Regulation S under the Securities Act.

      "Related Business" means (i) the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on that date and (ii) any other business related to the production, gathering, marketing, treating, storage, selling and/or transporting of natural gas as long as the principal businesses of the Company and its Restricted Subsidiaries remain the businesses described in the preceding clause (i).

      "Related Business Investment" means any Investment by the Company or any Restricted Subsidiary in any Related Business.

      "Responsible Officer", when used with respect to the Trustee, means any officer in the Corporate Trust Department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means (with duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment.

      "Restricted Payment" means, with respect to any Person:

            (i) any declaration or payment of any dividend or distribution (other than a dividend or distribution declared or paid by a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary), or any other distribution with respect to any shares of Equity Interests of that Person, including any payments to the general partner of such Person to compensate such Person for any management or related services provided by such general partner in its capacity as such or pursuant to the applicable partnership agreement (but excluding dividends or distributions payable solely in shares of Qualified Equity Interests of that Person or in options, warrants or other rights to purchase Qualified Equity Interests of that Person);

            (ii) any purchase, redemption, retirement or other acquisition for value of any Equity Interests of that Person or any other payment or distribution made in respect thereof, either directly or indirectly;

            (iii) any principal payment on or repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any subordinated indebtedness (including, with respect to the Company, Finance Corp. and any Subsidiary Guarantor, Subordinated Indebtedness) of that Person; or

            (iv) any Restricted Investment.

      "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Issue Date, unless that Subsidiary is designated as an Unrestricted Subsidiary in the manner described below in this Section 1.1 in the definition of "Unrestricted Subsidiary."

      "Rule 144A" means Rule 144A under the Securities Act.

      "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which Properties are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or a Restricted Subsidiary.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

      "Security" and "Securities" have the respective meanings specified in the first recital of this Indenture and more particularly mean any of the Securities authenticated and delivered under this Indenture.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5 hereof.

      "Senior Management" means, with respect to the Company, the Chairman of the Board of Directors, the president, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, the controller and any vice-president of the Company or, if the Company has no such officers, the comparable officers or managers of the General Partner.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7 hereof.

      "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of that Indebtedness or that installment of interest is due and payable.

      "Subordinated Indebtedness" means any Indebtedness of the Company, Finance Corp. or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Securities or Subsidiary Guarantees, respectively.

      "Subsidiary" means, with respect to any specified Person, (i) a corporation a majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by the specified Person, by one or more Subsidiaries of the specified Person or by the specified Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership, joint venture or limited liability company, in which the specified Person, one or more Subsidiaries thereof or the specified Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has or have at least a majority of the Voting Equity Interests or other ownership interests of such Person.

      "Subsidiary Guarantors" mean (i) Moss Bluff Hub Partners, L.P. and Egan Hub Partners L.P., each a Delaware limited partnership, and their general partners, Moss Bluff Hub Partners, L.L.C., and Egan Hub Partners, L.L.C., respectively, each a Delaware limited liability company, and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Subsidiary Guarantee" means the guarantee of the Subsidiary Guarantors as provided herein.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.5 hereof.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

      "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company, other than Finance Corp. and the Subsidiary Guarantors existing on the date of this Indenture, as an Unrestricted Subsidiary so long as: (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for the payment of any Indebtedness of that Subsidiary; (ii) no default with respect to any Indebtedness of that Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on that other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity or require the Company or any Restricted Subsidiary to repurchase or secure that other Indebtedness; (iii) such designation as an Unrestricted Subsidiary would be permitted under Section 10.10; (iv) that designation would not result in the creation or imposition of any Lien on any of the properties or assets of the Company or any Restricted Subsidiary (other than any Permitted Lien); and (v) the Company could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a); PROVIDED, HOWEVER, that with respect to clause (i) of this sentence, the Company or a Restricted Subsidiary may be liable for the payment of Indebtedness of an Unrestricted Subsidiary if (x) the liability constituted a Permitted Investment or a Restricted Payment permitted under Section 10.10, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of that Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors must be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to that designation, together with an Officers' Certificate stating that such designation complies with the requirements of this Indenture. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default has occurred and is continuing, (ii) the Company could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a) and (iii) if any of the Properties of the Company or any Restricted Subsidiary would on such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of that Lien shall comply with Section 10.13.

      "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Equity Interests" with respect to any specified Person, (i) means any class or classes of Equity Interests of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, partners, managers or trustees of the specified Person (irrespective of whether or not, at the time, stock of any other class or classes have, or might have, voting power by reason of the happening of any contingency) that control the management and policies of such Person, and (ii) if such specified Person is a limited partnership, includes the general partner and limited partner interests of such Person.

      "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

      "Wholly Owned Subsidiary" means (i) a corporate Restricted Subsidiary all the outstanding capital stock of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly Owned Subsidiaries, (ii) a partnership Restricted Subsidiary all of the interests of which, other than not more than a two percent interest owned by the general partner of such partnership Subsidiary, are owned by the Company or one or more Wholly Owned Subsidiaries or (iii) a Restricted Subsidiary that is neither a corporation or a partnership all of the Equity Interests of which are owned by the Company or one or more Wholly Owned Subsidiaries.

      "Working Capital Agreement" means, with respect to any specified Person,
(i) any agreement providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund the general working capital and other business requirements of that Person and one or more of its Subsidiaries and (ii) any refinancings, renewals, replacements, modification and extensions of any of the agreements described in clause (i) of this sentence. Initially, "Working Capital Agreement" means the revolving credit facility loan agreement proposed to be entered into by the Issuers and Bank One, Texas, NA pursuant to a commitment letter, dated February 5, 1998, from Bank One, Texas, NA addressed to Market Hub Partners.

      SECTION 1.2       OTHER DEFINITIONS.

                                                         DEFINED
                         TERM                          IN SECTION

"Affiliate Transaction"...............................       10.17
"Affiliated Group" ...................................         8.1
"Change of Control Notice"............................    10.14(c)
"Change of Control Offer".............................    10.14(a)
"Change of Control Purchase Date".....................    10.14(c)
"Change of Control Purchase Price"....................    10.14(a)
"Excess Proceeds".....................................       10.15
"Net Proceeds Deficiency".............................    10.16(a)
"Net Proceeds Payment Date"...........................    10.16(a)
"Net Proceeds Offer"..................................    10.16(a)
"Offered Price".......................................    10.16(a)
"Payment Amount"......................................    10.16(a)
"Pari Passu Indebtedness Amount"......................    10.16(a)

"Pari Passu Indebtedness Offer".......................    10.16(a)
"Purchase Notice".....................................    10.16(a)
"Surviving Corporation"...............................         8.2
"Surviving Entity"....................................         8.1
"Trigger Date"........................................    10.16(a)
"U.S. Government Obligations".........................     12.4(a)

      Certain additional terms are defined in Appendix A.

      SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities,

            "indenture security holder" means a Holder,

            "indenture to be qualified" means this Indenture,

            "indenture trustee" or "institutional trustee" means the Trustee,
             and

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.4       RULES OF CONSTRUCTION.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and all accounting calculations will be determined in accordance with GAAP;

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (d)   the masculine gender includes the feminine and the neuter;

            (e)   a "day" means a calendar day; and

            (f) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

                                  ARTICLE II

                                SECURITY FORMS

      SECTION 2.1       FORMS GENERALLY.

            Securities offered and sold in reliance on Rule 144A shall be issued, and Securities offered and sold in offshore transactions in reliance on Regulation S may be issued, initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in
Exhibit 1 to Appendix A (each being herein called a "Global Security"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, and shall bear the global securities and the restricted securities legend set forth in
Exhibit 1 to Appendix A. Subject to the limitation set forth in Section 3.1, the principal amounts of any Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

            Securities offered and sold in reliance on any exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit 1 to Appendix A (the "U.S. Physical Securities"). Securities offered and sold in offshore transactions in reliance on Regulation S may also be issued in the form of certificated Securities in registered form set forth in Exhibit 1 to Appendix A (the "Offshore Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

      SECTION 2.2       FORM OF SECURITIES.

            The Initial Securities, the Subsidiary Guarantees endorsed thereon and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit 1 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Subsidiary Guarantees endorsed thereon and the Trustee's certificate of authentication thereon shall be substantially in the form of such Exhibit 1 except that the Assignment Form contained in Exhibit 2 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture, shall take the place of the Assignment Form appearing in Exhibit 1. The Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of those methods, all as determined by the officers of the Issuers executing the Securities, as evidenced by their execution thereof. The Securities may have notations, legends or endorsements (including notations relating to the Subsidiary Guarantees) required by law, stock exchange rule, agreement to which the Company or Finance Corp. is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits 1 and 2 of Appendix A are part of the terms of this Indenture.

                                  ARTICLE III

                                THE SECURITIES

      SECTION 3.1       TITLE AND TERMS.

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture for original issue is limited to $115,000,000. The aggregate principal amount of Securities Outstanding at any one time may not exceed such amount except as provided in Section 3.6 hereof.

      The Securities shall be known and designated as the "8 1/4% Senior Notes due 2008" of the Issuers. The Securities shall be a joint and several obligation of the Company and Finance Corp. Their Stated Maturity shall be March 1, 2008, and they shall bear interest at the rate of 8 1/4% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in cash in arrears on March 1 and September 1 in each year, commencing September 1, 1998, and at such Stated Maturity, until the principal thereof is paid or duly provided for.

      Principal of and premium, if any, interest and Liquidated Damages, if any, on the Securities shall be payable (i) in same-day funds on or prior to the payment dates with respect to those amounts in the case of Securities held of record by the Depository and (ii) at the corporate trust office of the Trustee in New York, New York, in the case of Securities held of record by Holders other than the Depository. The Issuers may, at their option, pay interest and Liquidated Damages, if any, on Securities held of record by Holders other than the Depository by check mailed to the addresses of the Persons entitled thereto as they appear in the Security Register on the Regular Record Date for that interest or by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

      The Securities shall be redeemable as provided in Article XI hereof.

      The Securities shall be subject to defeasance at the option of the Company as provided in Article XII hereof.

      SECTION 3.2       DENOMINATIONS.

      The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

      SECTION 3.3       EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

      The Securities shall be executed on behalf of the Company by the General Partner of the Company and on behalf of Finance Corp. by the chairman of the board, the president or a vice president of Finance Corp., and attested by its secretary or an assistant secretary. The Securities shall be executed on behalf of the General Partner, acting on behalf of the Company, by the chairman of the board, the president or a vice president of the General Partner, and attested by its secretary or assistant secretary, or by managers of the General Partner holding comparable positions. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or Finance Corp. shall bind the Company and Finance Corp., notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

      At any time after the execution and delivery of this Indenture, the Issuers may deliver Securities executed by the Company and Finance Corp. to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture. Such Company Order shall specify the principal amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, and applicable delivery instructions.

      Each Security shall be dated the date of its authentication.

      No Security or Subsidiary Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security and the Subsidiary Guarantees endorsed thereon have been duly authenticated and delivered hereunder and that such Security is entitled to the benefits of this Indenture.

      In case the Company or Finance Corp., pursuant to and in compliance with
Article VIII hereof, shall be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of its Properties substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII hereof, any of the Securities authenticated or delivered prior to such sale, assignment, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

      SECTION 3.4       TEMPORARY SECURITIES.

      Pending the preparation of definitive Securities, the Company and Finance Corp. may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Issuers will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Issuers designated for such purpose pursuant to Section 10.2 hereof, without charge to the Holders. Upon surrender for cancellation of any one or more temporary Securities, the Issuers and each Subsidiary Guarantor shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      SECTION 3.5       REGISTRATION OF TRANSFER AND EXCHANGE.

      The Issuers shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company and Finance Corp. shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

      Subject to the provisions of this Section and Appendix A, upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated pursuant to Section 10.2 hereof, the Company, Finance Corp. and each Subsidiary Guarantor shall execute, and upon Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities with the Subsidiary Guarantees endorsed thereon of like tenor and of any authorized denomination and of a like aggregate principal amount.

      Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent) and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry.

      At the option of any Holder, Securities may be exchanged for other Securities with the Subsidiary Guarantees endorsed thereon of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Issuers designated pursuant to Section 10.2 hereof. Whenever any Securities are so surrendered for exchange, the Company, Finance Corp. and each Subsidiary Guarantor shall execute and, upon Company Order, the Trustee shall authenticate and deliver, the Securities with the Subsidiary Guarantees endorsed thereon which the Holder making the exchange is entitled to receive.

      All Securities with the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, Finance Corp. and each Subsidiary Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer or exchange, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but the Issuers or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses, including the fees and expenses of the Trustee, payable in connection therewith, other than exchanges pursuant to Section 3.4, 9.6 or 11.8 hereof not involving any transfer.

      Neither the Trustee, the Security Registrar nor the Issuers shall be required (i) to issue, register the transfer of or exchange any Physical Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption and ending at the close of business on the day of that mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

      SECTION 3.6       MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

      If (i) any mutilated Security is surrendered to the Trustee or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuers and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, Finance Corp. or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers and each Subsidiary Guarantor shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security with the Subsidiary Guarantees endorsed thereon of like tenor and of like principal amount bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

      Every new Security issued and authenticated pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers and the Subsidiary Guarantors whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 3.7       PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

      Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 10.2 hereof.

      Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular

Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company and Finance Corp., at their election in each case, as provided in clause (a) or (b) below:

            (a) The Issuers may elect to make payment of any Defaulted Interest to the Holders in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment at least 60 days prior to the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders entitled to such Defaulted Interest in the manner provided for in
      Section 14.5 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Holders in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 3.8       PERSONS DEEMED OWNERS.

      The Issuers , the Security Registrar, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 3.7, interest and Liquidated Damages, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Subsidiary Guarantors, the Security Registrar, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

      SECTION 3.9       CANCELLATION.

      All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, upon Company Order, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall, upon Company Order, be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order or, if no such Company Order has been provided, in accordance with the Trustee's usual practice; PROVIDED, HOWEVER, that the Trustee shall not be required to destroy canceled Securities.

      SECTION 3.10      COMPUTATION OF INTEREST.

      Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      SECTION 3.11      CUSIP NUMBERS.

      The Company and Finance Corp. in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

      SECTION 3.12      RESTRICTIONS ON TRANSFER; BOOK-ENTRY PROCEDURES.

      Reference is made to Appendix A which contains certain provisions relating to, among other things, book-entrys, transfers and legends. Such Appendix A is hereby incorporated in and expressly made a part of this Indenture.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

      SECTION 4.1       SATISFACTION AND DISCHARGE OF INDENTURE.

      This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all Outstanding Securities, and the Trustee, at the expense of the Issuers, shall, upon payment of all amounts due the Trustee under Section 6.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

      (a)   either

            (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 hereof and
      (ii) Securities for whose payment money or United States governmental obligations of the type described in clause (i) of the definition of Cash Equivalents have been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3 hereof) have been delivered to the Trustee for cancellation, or

            (2) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i)   have become due and payable, or

                  (ii) will become due and payable at their final Stated
            Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company and Finance Corp.,

      and the Issuers, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, interest and Liquidated Damages, if any, on such Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the final Stated Maturity or Redemption Date, as the case may be, together with the

      Company Order irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

      (b) the Issuers have paid or caused to be paid all other sums then due and payable hereunder by the Company and Finance Corp.; and

      (c) the Company has delivered to the Trustee an Officers' Certificate stating and an Opinion of Counsel opining that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 6.6 hereof and, if money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of
Section 10.3 hereof and the Trustee's rights under Article VI hereof shall survive.

      SECTION 4.2       APPLICATION OF TRUST MONEY.

      Subject to the provisions of the last paragraph of Section 10.3 hereof, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                                   REMEDIES

      SECTION 5.1       EVENTS OF DEFAULT.

      "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) any default in the payment of the principal of or premium, if any, on any of the Securities when the same becomes due and payable, whether such payment is due at Stated Maturity or on redemption, repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, acceleration or otherwise; or

            (b) any default in the payment of any installment of interest or Liquidated Damages, if any, on any Security, when it becomes due and payable, and the continuance of that default for a period of 30 days; or

            (c) any default in the performance or breach by the Company or any Restricted Subsidiary of the provisions of Article VIII hereof or any failure of the Issuers to make or consummate either a Change of Control Offer or a Net Proceeds Offer in accordance with the provisions of Section
      10.14 or any failure of the Company to make or consummate a Net Proceeds Offer in accordance with Section 10.16; or

            (d) any failure of the Company, Finance Corp. or any Subsidiary Guarantor to perform or observe any other term, covenant or agreement applicable to it and contained in the Securities or this Indenture (other than a default specified in subparagraph (a), (b) or (c) above) or the Subsidiary Guarantees, as the case may be, for a period of 30 days after written notice of that failure is given (x) to the Company, Finance Corp. and the Subsidiary Guarantor by the Trustee or (y) to the Company, Finance Corp., the Subsidiary Guarantor and the Trustee, by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

            (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of or premium, if any, or interest on any Indebtedness of the Company (other than the Securities or any Non-Recourse Purchase Money Indebtedness) or any Restricted Subsidiary for money borrowed when due at final Stated Maturity, or any other default resulting in acceleration of any Indebtedness (other than Non-Recourse Purchase Money Indebtedness) of the Company or any Restricted Subsidiary for money borrowed, PROVIDED that the aggregate principal amount of such Indebtedness exceeds $5,000,000; or

            (f) one or more final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and require the payment in money, either individually or in an aggregate amount, in excess of $5,000,000 over the coverage of applicable insurance policies are not paid, discharged or stayed for a period of 60 days; or

            (g) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company, Finance Corp. or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company, Finance Corp. or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company, Finance Corp. or any Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Finance Corp. or any Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (h) the commencement by the Company, Finance Corp. or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company, Finance Corp. or any Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company, Finance Corp. or any Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company, Finance Corp. or any Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

            (i) except as permitted hereunder and the Securities, the cessation of the effectiveness of any Subsidiary Guarantee or the repudiation by any Subsidiary Guarantor (or by any Person acting on behalf of any Subsidiary Guarantor) of its obligations under its Subsidiary Guarantee.

      SECTION 5.2       ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

      If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h) hereof) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may, and the Trustee on the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, by a notice in writing to the Company, declare all unpaid principal of and premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all the Securities to be due and payable immediately, on which declaration all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default of any type described in Section 5.1(g) or (h) hereof occurs, then the amounts described above shall become and be immediately due and payable, to the extent permitted by applicable law, without any declaration, notice or other act on the part of the Trustee or any Holder.

      At any time after a declaration of acceleration has been made, but before the Trustee obtains a judgment or decree for payment of the money due as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul each such declaration and its consequences if

            (a) the Company and Finance Corp. have paid or deposited with the Trustee a sum sufficient to pay,

                  (i)   all overdue interest on all Outstanding Securities,

                  (ii) all unpaid principal of and premium, if any, or
            Liquidated Damages, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration, including any Securities required to have been purchased on a Change of Control Date or a Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest on such unpaid principal at the rate borne by the Securities,

                  (iii) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities (without duplication of any amount paid or deposited pursuant to clauses (i) and (ii) above), and

                  (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company in an Officer's Certificate and Opinion of Counsel; and

            (c) all Events of Default, other than the non-payment of amounts of principal of and premium, if any, interest or Liquidated Damages, if any, on the Securities that have become due solely because of that declaration, have been cured or waived as provided in Section 5.13 hereof.

      No such rescission shall affect any subsequent default or Event of Default or impair any right consequent thereon.

      Notwithstanding the foregoing, if an Event of Default specified in Section 5.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after any such acceleration in respect of the Securities, and so long as such rescission of any such acceleration of the Securities does not conflict with any judgment or decree as certified to the Trustee by the Company by an Officers' Certificate and Opinion of Counsel.

      SECTION 5.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

      The Company and Finance Corp. jointly and severally covenant that if

            (a) default is made in the payment of any installment of interest or Liquidated Damages, if any, on any Security when such interest or Liquidated Damages becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof or with respect to any Security required to have been purchased by the Company on the Change of Control Purchase Date or the Net Proceeds Payment Date pursuant to a Change of Control Offer or Net Proceeds Offer, as applicable, then the Company and Finance Corp., jointly and severally, will, upon the demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, interest or Liquidated Damages, if any, and interest on any overdue principal, premium, if any, or Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company and Finance Corp. fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and Finance Corp., or either of them, or any other obligor upon the Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company, Finance Corp. or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 5.4       TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, Finance Corp., a Subsidiary Guarantor or any other obligor upon the Securities, their creditors or the Property of the Company, Finance Corp., a Subsidiary Guarantor or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, Finance Corp., a Subsidiary Guarantor or such other obligor for the payment of overdue principal, premium, if any, Liquidated Damages, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim, to the extent permitted by law, for the whole amount of principal and premium, if any, and interest or Liquidated Damages, if any, owing and unpaid in respect of the Securities and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings, and

            (b) to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to Section 6.6 hereof.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 5.5   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

      All rights of action and claims arising under this Indenture or Securities or Subsidiary Guarantees endorsed thereon may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      SECTION 5.6       APPLICATION OF MONEY COLLECTED.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal or premium, if any, interest or Liquidated Damages, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: to the payment of all amounts due the Trustee pursuant to
      Section 6.6 hereof;

            SECOND: to the payment of the amounts then due and unpaid for principal of and premium, if any, interest and Liquidated Damages, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, interest and Liquidated Damages, if any, respectively; and

            THIRD: the balance, if any, to the Company.

      SECTION 5.7       LIMITATIONS ON SUITS.

      No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) that Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) that Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders. These limitations shall not apply, however, to a suit instituted by any Holder to enforce the payment of the principal of and premium, if any, interest or Liquidated Damages, if any, on that Holder's Security on or after the respective due dates expressed in that Security or in the Registration Rights Agreement.

      SECTION 5.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, LIQUIDATED DAMAGES AND INTEREST.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII hereof) and in such Security of the principal of and premium, if any, and (subject to Section 3.7 hereof) interest and Liquidated Damages, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      SECTION 5.9       RESTORATION OF RIGHTS AND REMEDIES.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, Finance Corp., the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 5.10      RIGHTS AND REMEDIES CUMULATIVE.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section
3.6 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 5.11      DELAY OR OMISSION NOT WAIVER.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 5.12      CONTROL BY HOLDERS.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture,

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

      SECTION 5.13      WAIVER OF PAST DEFAULTS.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default

            (a) in respect of the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Security, or

            (b) in respect of a covenant or provision hereof that under Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

      Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      SECTION 5.14      WAIVER OF STAY, EXTENSION OR USURY LAWS.

      Each of the Company and Finance Corp. and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, Finance Corp. or a Subsidiary Guarantor from paying all or any portion of the principal of and premium, if any, interest or Liquidated Damages, if any, on the Securities as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and Finance Corp. and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 5.15      UNDERTAKING FOR COSTS.

      All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or to any suit instituted by any Holders of more than 10% in principal amount of the Outstanding Securities.

                                  ARTICLE VI

                                  THE TRUSTEE

      SECTION 6.1       DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, and shall be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i)   this paragraph (c) shall not limit the effect of paragraph (b)
             of this Section 6.1;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      SECTION 6.2       CERTAIN RIGHTS OF TRUSTEE.

      Subject to the provisions of Section 6.1 hereof:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate from the Company or, if a Person other than the Company is specified, from such other Person;

            (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (i) the Trustee shall not be deemed to have notice or knowledge of any event or matter the occurrence of which would require it to take action or omit to take action hereunder unless a Responsible Officer of the Trustee has actual knowledge of such event or matter or unless written notice thereof delivered in accordance with this Indenture is received by the Trustee at its Corporate Trust Office and such notice references the Securities generally, the Company and this Indenture; and

            (j) unless otherwise expressly provided herein, the Trustee shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder except to make them available for inspection, at reasonable times, by the Holders.

     SECTION 6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

      The recitals contained herein and in the Securities, except for the Trustee's certificate of authentication, shall be taken as the statements of the Company and Finance Corp., and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and authenticate the Securities. The Trustee shall not be accountable for the use or application by the Issuers of any Securities or the proceeds thereof.

      SECTION 6.4       MAY HOLD SECURITIES.

      The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, Finance Corp. or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311 in the case of the Trustee, may otherwise deal with the Company and Finance Corp. with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

      SECTION 6.5       MONEY HELD IN TRUST.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except as otherwise expressly provided in this Indenture or to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

      SECTION 6.6       COMPENSATION AND REIMBURSEMENT.

      The Company and Finance Corp. jointly and severally agree:

            (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agent and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's wilful misconduct, negligence or bad faith; and

            (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without wilful misconduct, negligence or bad faith on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

      The obligations of the Company and Finance Corp. under this Section 6.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company and Finance Corp., the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of and premium, if any, interest or Liquidated Damages, if any, on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

      When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (g) or (h) of Section 5.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

      SECTION 6.7       CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

      There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      SECTION 6.8       CONFLICTING INTERESTS.

      The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      SECTION 6.9       RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

      (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10 hereof.

      (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 6.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

      (d) If at any time:

            (i) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (ii) the Trustee shall cease to be eligible under Section 6.7 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture.

      (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 14.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      SECTION 6.10      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, Finance Corp. and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 6.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder, subject nevertheless to the lien provided for in
Section 6.6. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      SECTION 6.11  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED such corporation shall be otherwise qualified and eligible under this Article. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of like tenor or in this Indenture provided; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      SECTION 6.12      NOTICE OF DEFAULTS.

      Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder, of which a Responsible Officer of the Trustee has actual knowledge, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and PROVIDED, FURTHER, that in the case of any Default under Section 5.1(b) or 5.1(d) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 7.1 HOLDERS' LISTS; HOLDER COMMUNICATIONS; DISCLOSURES RESPECTING HOLDERS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Neither the Company, Finance Corp. nor the Trustee shall be under any responsibility with regard to the accuracy of such list. If the Trustee is not the Security Registrar, the Issuers shall furnish to the Trustee semi-annually before each Regular Record Date, and at such other times as the Trustee may reasonably request in writing, a list, in such form as the Trustee may reasonably request, as of such date of the names and addresses of the Holders then known to the Company or Finance Corp. The Company, Finance Corp. and the Trustee shall also satisfy any other requirements imposed upon each of them by TIA Section 312(a).

      Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. Every Holder of Securities, by receiving and holding the same, agrees with the Issuers, the Security Registrar and the Trustee that none of the Issuers, the Security Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, that each of such Persons shall have the protection of TIA Section 312(c) and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

      SECTION 7.2       REPORTS BY THE TRUSTEE.

      On or before March 1 of each year commencing with March 1, 1999, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report in accordance with, and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

      The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

      A copy of each Trustee's report, at the time of its mailing to Holders of Securities, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

      SECTION 7.3       REPORTS BY THE ISSUERS.

      The Company, Finance Corp. and each Subsidiary Guarantor shall:

            (a) file with the Trustee, within 15 days after the date on which the Company, Finance Corp. or such Subsidiary Guarantor files or is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company, Finance Corp. or such Subsidiary Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company, Finance Corp. or such Subsidiary Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee such information, documents or reports as required pursuant to Section 10.9 hereof;

            (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports (without exhibits except to the extent required by TIA Section 313(c)) required to be filed by the Company, Finance Corp. and each such Subsidiary Guarantor pursuant to paragraph (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE VIII

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

      SECTION 8.1       COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      The Company shall not, in any single transaction or series of related transactions, consolidate or merge with any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of the Properties of the Company and the Restricted Subsidiaries on a consolidated basis substantially as an entirety to any Person or group of Persons that are Affiliates of each other (an "Affiliated Group"), and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions, if, in any event, such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of the Properties of the Company and the Restricted Subsidiaries on a consolidated basis substantially as an entirety to any other Person or Affiliated Group, unless:

            (i) either (a) if the transaction is a merger, the Company shall be the surviving Person of that merger, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person or Affiliated Group that acquires the Properties of the Company and the Restricted Subsidiaries on a consolidated basis substantially as an entirety (any such surviving Person or acquiring Person or member of an acquiring Affiliated Group being referred to in this Section 8.1 as the "Surviving Entity") shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or the Restricted Subsidiary, as the case may be, with respect to the Securities and this Indenture, including, with respect to each Restricted Subsidiary that is a Subsidiary Guarantor, the obligations under the Subsidiary Guarantee of that Restricted Subsidiary, and, in any case, this Indenture remains in full force and effect;

            (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary that becomes an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default has occurred and is continuing;

            (iii) except in the case of the consolidation or merger of (x) the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary or (y) the Company with or into any Person that has no Indebtedness outstanding, immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (assuming that the transaction or series of transactions occurred on the first day of the most recent period of four consecutive fiscal quarters of the Company prior to the consummation of such transaction or series of transactions for which consolidated financial statements of the Company are available, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation to the extent permitted by Regulation S-X), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a);

            (iv) if any of the Properties of the Company or any Restricted Subsidiary would on such transaction or series of transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of that Lien complies with Section 10.13;

            (v) each Subsidiary Guarantor, unless it is the other party to the transaction or series of transactions, confirms by amendment to its Subsidiary Guarantee that its guarantee of the Securities will apply to the obligations of the Company (or the Surviving Entity if the

      Company is not the continuing obligor under this Indenture) under the Securities and this Indenture; and

            (vi) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) delivers to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and any supplemental indenture in respect thereof comply with the requirements of the Indenture and that all conditions precedent in the Indenture relating to such transaction or series of transactions have been satisfied.

      When any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis substantially as an entirety becomes effective in accordance with Section 8.1 in which the Company is not the Surviving Entity, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Surviving Entity had been named as the Company in this Indenture, and thereafter the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.1), except in the case of a lease, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

      Upon the effectiveness of any such transaction, subject to the satisfaction of the conditions of clause (ii) and the other clauses of the second preceding paragraph, any Person that was a Restricted Subsidiary of the Company immediately after such transaction shall be a Restricted Subsidiary and each other Subsidiary of the Surviving Entity shall be an Unrestricted Subsidiary unless designated a Restricted Subsidiary (subject, in each case, to future redesignation).

      For purposes of this Section 8.1, the lease of Properties pursuant to storage contracts entered into in the ordinary course of business shall not be considered a lease of substantially all the assets of the Company.

      SECTION 8.2   FINANCE CORP. MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      Finance Corp. shall not, in any single transaction or series of related transactions, consolidate or merge with any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of the Properties of Finance Corp. substantially as an entirety to any Person or an Affiliated Group other than the Company, unless:

            (i) either (a) if the transaction is a merger, Finance Corp. shall be the surviving Person of that merger, or (b) the Person (if other than Finance Corp.) formed by such consolidation or into which Finance Corp. is merged or the Person or Affiliated Group that acquires the Properties of Finance Corp. substantially as an entirety (any such surviving Person or acquiring Person or member of an acquiring Affiliated Group being referred to in this Section 8.2 as the "Surviving Corporation") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Finance Corp. with respect to the Securities and this Indenture, and, in any case, this Indenture remains in full force and effect;

            (ii) the Surviving Corporation shall be a Wholly Owned Restricted Subsidiary of the Company;

            (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of Finance Corp. that becomes an obligation of Finance Corp. in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default has occurred and is continuing;

            (iv) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (assuming that the transaction or series of transactions occurred on the first day of the most recent period of four consecutive fiscal quarters of the Company prior to the consummation of such transaction or series of transaction, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a);

            (v) each Subsidiary Guarantor, unless it is the other party to the transaction or series of transactions, confirms by amendment to its Subsidiary Guarantee that its guarantee of the Securities will apply to the obligations of Finance Corp. (or the Surviving Corporation if Finance Corp. is not the continuing obligor under this Indenture) under the Securities and this Indenture; and

            (vi) Finance Corp.(or the Surviving Entity if Finance Corp. is not the continuing obligor under this Indenture) delivers to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and any supplemental indenture in respect thereof comply with the requirements of the Indenture and that all conditions precedent in the Indenture relating to such transaction or series of transactions have been satisfied.

      When any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of the Properties of Finance Corp. substantially as an entirety becomes effective in accordance with Section 8.2 in which Finance Corp. is not the Surviving Corporation, the Surviving Corporation will succeed to, and be substituted for, and may exercise every right and power of, Finance Corp. under this Indenture with the same effect as if the Surviving Corporation had been named as Finance Corp. in this Indenture, and thereafter Finance Corp. (which term shall for this purpose mean the Person named as the "Finance Corp." in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.2), except in the case of a lease, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

      SECTION 9.1       SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

      Without the consent of any Holder, the Company, when authorized by a Board Resolution, Finance Corp., the Subsidiary Guarantors and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company, Finance Corp. or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company, Finance Corp. or any Subsidiary Guarantor, as the case may be, contained herein and in the Securities or;

            (b) to add to the covenants of the Company or Finance Corp. for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or Finance Corp.; or

            (c) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

            (d) to secure the Securities pursuant to Section 10.13 or otherwise;

            (e) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

            (f) to reflect the release of any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 13.4 or to add as a Subsidiary Guarantor any Subsidiary of the Company pursuant to Section 13.5 in the manner provided by this Indenture; or

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections
      6.9 and 6.10; or

            (h) to cure any ambiguity or omission, to correct or supplement any provision herein or in the Securities that may be defective or inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED, HOWEVER, that no modification or amendment described in this clause (h) may adversely affect the interests of the Holders in any material respect.

      After an amendment under this Section becomes effective, the Company shall mail to Holders of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, Finance Corp., the Subsidiary Guarantors and the Trustee upon Company Request may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

            (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or alter the provisions with respect to redemption of the Securities, or reduce the principal amount thereof or the rate of interest, any premium, or any Liquidated Damages thereon, or change the coin or currency in which principal of any Security or premium, if any, interest or Liquidated Damages, if any, on any Security is payable, or impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

            (b) reduce the percentage of aggregate principal amount of any of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or the consequences of a default provided for in this Indenture; or

            (c) modify any provisions of this Section or Section 5.13 or 10.21 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby or the rights of any Holder to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Securities; or

            (d) change the ranking of the Securities in a manner adverse to the Holders or expressly subordinate in right of payment the Securities to any other Indebtedness; or

            (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer if a Change of Control occurs or to make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions in this Indenture insofar as they relate thereto; or

            (f) release any security that may have been granted in respect of the Securities.

      It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      After an amendment under this Section becomes effective, the Company shall mail to Holders of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.3       EXECUTION OF SUPPLEMENTAL INDENTURES.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive (subject to Section 6.1), and shall be fully protected relying upon, an Officers' Certificate stating and an Opinion of Counsel opining that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.4       EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      SECTION 9.5       CONFORMITY WITH TRUST INDENTURE ACT.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect, if this Indenture shall then be qualified under the TIA.

      SECTION 9.6       REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and, upon Company Order, authenticated and delivered by the Trustee in exchange for Outstanding Securities of like tenor and in like principal amount.

      SECTION 9.7       NOTICE OF SUPPLEMENTAL INDENTURES AND WAIVERS.

      Promptly after (i) the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2 hereof or (ii) a waiver under Section 5.13 or 10.20 hereof becomes effective, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 14.5, setting forth in general terms the substance of such supplemental indenture or waiver as the case may be.

                                   ARTICLE X

                                   COVENANTS

      SECTION 10.1 PAYMENT OF PRINCIPAL, PREMIUM OR LIQUIDATED DAMAGES, IF ANY, AND INTEREST.

      Each of the Company and Finance Corp., jointly and severally, covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and premium, if any, interest or Liquidated Damages, if any, on the Securities in accordance with the terms of the Securities and this Indenture.

      SECTION 10.2      MAINTENANCE OF OFFICE OR AGENCY.

      The Issuers shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company and Finance Corp. hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

      The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Securities may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Securities shall at all times be payable in The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      SECTION 10.3 MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

      If the Company shall at any time act as the Paying Agent for the Issuers, it shall, on or before 12:00 noon, New York City time, on each due date of the principal of and premium, if any, interest or Liquidated Damages, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, interest or Liquidated Damages, if any, so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Issuers shall have one or more Paying Agents for the Securities, the Issuers will on or before 12:00 noon, New York City time, on each due date of the principal of and premium, if any, interest or Liquidated Damages, if any, on any Securities, deposit with a Paying Agent immediately available funds sufficient to pay the principal and premium, if any, interest or Liquidated Damages, if any, so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium, Liquidated Damages or interest, and (unless such Paying Agent is the Trustee) the Issuers shall promptly notify the Trustee of such action or any failure so to act.

      The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

      (a) hold all sums held by it for the payment of the principal of and premium, if any, interest or Liquidated Damages, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

      (b) give the Trustee notice of any Default by the Company and Finance Corp. (or any other obligor upon the Securities) in the making of any payment of principal and premium, if any, interest or Liquidated Damages, if any; and

      (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

      Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, interest or Liquidated Damages, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and Finance Corp. for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York (an "Authorized Newspaper"), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

      SECTION 10.4      EXISTENCE.

      Except as expressly permitted by Article VIII hereof, Section 10.15 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

      SECTION 10.5      PAYMENT OF TAXES; MAINTENANCE OF PROPERTIES; INSURANCE.

      The Company shall or, as applicable, shall cause its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful material claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

      The Company shall or, as applicable, shall cause its Restricted Subsidiaries to, cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its business may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 10.5 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

      The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

      The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by similarly situated companies, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

      SECTION 10.6      LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless (i) the Company would be permitted to incur Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a) in an amount equal to the Attributable Indebtedness arising from the Sale/Leaseback Transaction, (ii) the Company or the Restricted Subsidiary receives proceeds from the Sale/Leaseback Transaction at least equal to the Fair Market Value of the Property subject thereto (as determined in good faith by the Board of Directors, whose determination in good faith and evidenced by a Board Resolution will be conclusive), (iii) the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of Section 10.15 hereof as if the Sale/Leaseback Transaction were an Asset Sale and (iv) the Sale/Leaseback Transaction would not result in a violation of Section 10.13.

      SECTION 10.7      LIMITATION ON CONDUCT OF BUSINESS.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in the conduct of any business other than any Related Business.

      SECTION 10.8      STATEMENT BY OFFICERS AS TO DEFAULT.

      (a) The Issuers and the Subsidiary Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, a written certificate or certificates signed by a principal executive officer, principal financial officer or principal accounting officer of each of the Issuers and Subsidiary Guarantors stating that a review of the activities of the such Issuer or Subsidiary Guarantor during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Person with a view to determining whether such Issuer or Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Person signing such certificate, that to the best of such Person's knowledge such Issuer or Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred to either such Person's knowledge, describing all such Defaults or Events of Default of which such Person may have knowledge and what action such Issuer or Subsidiary Guarantor is taking or proposes to take with respect thereto). Such written statement shall comply with TIA Section 314(a)(4). For purposes of this Section 10.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

      (b) The Company shall, so long as any Security is Outstanding, deliver to the Trustee, within 30 days after Senior Management becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

      SECTION 10.9      PROVISION OF FINANCIAL INFORMATION.

      The Company shall file on a timely basis with the SEC, to the extent the SEC accepts such filings and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company also shall
(i) file with the Trustee (with exhibits), and provide to each Holder (without exhibits), without cost to that Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were subject to Section 13 or 15(d) of the Exchange Act and (ii) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Securities promptly on its written request given in accordance with Section 14.4 hereof. For so long as any Transfer Restricted Securities (as defined in the Registration Rights Agreement) remain outstanding, the Issuers and the Subsidiary Guarantors shall also furnish to the Holders and beneficial holders of such Securities and to prospective purchasers of such Securities designated by the Holders of such Securities and to broker-dealers, on their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      SECTION 10.10      LIMITATION ON RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment: (i) no Default or Event of Default has occurred and is continuing; (ii) the Company and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a) hereof; and (iii) the amount of that Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date, does not exceed the sum (without duplication) of the following:

            (a) 50% of the Consolidated Net Income (or, if Consolidated Net Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company's last fiscal quarter for which quarterly or annual consolidated financial statements are available next preceding the date of payment of the proposed Restricted Payment;

            (b) the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance or sale (other than to any Restricted Subsidiary) of Qualified Equity Interests of the Company or from the issuance, sale or exercise of any options, warrants or rights to purchase Qualified Equity Interests of the Company;

            (c) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance of sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Equity Interests that have been converted into or exchanged for Qualified Equity Interests of the Company to the extent such Indebtedness or Disqualified Equity Interests were originally sold for cash, together with the aggregate cash received by the Company at the time of such conversion or exchange; and

            (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital (to the extent not otherwise included in Consolidated Net Income) with respect to that Restricted Investment (less the cost of disposition, if any).

      The foregoing provisions (ii) and (iii) of this Section 10.10 will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Qualified Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to any Restricted Subsidiary) of, other Qualified Equity Interests of the Company; (iii) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of (a) Subordinated Indebtedness so long as the new Subordinated Indebtedness has (1) an Average Life equal to or longer than the Average Life of the Subordinated Indebtedness being defeased, redeemed, repurchased or otherwise retired and (2) terms of subordination no less favorable to the Holders of the Securities than those applicable to the Subordinated Indebtedness being defeased, redeemed, repurchased or otherwise retired or (b) Qualified Equity Interests of the Company (other than to any Restricted Subsidiary); (iv) repurchases, acquisitions or retirements of shares of Qualified Equity Interests of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying any Federal income tax obligations; (v) the distribution by the Company of a portion of the net proceeds of the sale of the Initial Securities to its Parent for the purpose of repaying the outstanding principal amount of $17,000,000 of promissory notes issued by such Parent to its limited partners and the interest accrued therein; (vi) Permitted Distributions in an amount which, when added to the aggregate amount of all Permitted Distributions made after the Issue Date, does not exceed the Permitted Distribution Amount accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company's last fiscal quarter for which quarterly or annual consolidated financial statements are available next preceding the date of payment of such Permitted Distribution; and (vii) Restricted Payments which, when added to the aggregate amount of Restricted Payments previously or contemporaneously made pursuant to this clause (vii) after the Issue Date, do not exceed $5.0 million.

      The amounts referred to in clauses (i), (ii) and (iii)(b) of the immediately preceding paragraph will be included as Restricted Payments in any computation made pursuant to clause (iii) of the second preceding paragraph PROVIDED, that any dividend paid pursuant to clause (i) of the immediately preceding paragraph shall reduce the amount that would otherwise be available under clause (iii) of the second preceding paragraph when declared, but not also when subsequently paid pursuant to such clause (i), and the actions described in clauses (iii)(a), (iv), (v), (vi) and (vii) of the immediately preceding paragraph shall be Restricted Payments that shall be permitted to be made in accordance with the immediately preceding paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause
(iii) of the second preceding paragraph.

      Any Investment made by the Company or any Restricted Subsidiary in a Subsidiary that is redesignated from a Restricted Subsidiary to an Unrestricted Subsidiary shall be subject to this Section 10.10 and shall be treated as a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day of redesignation in an amount equal to the greater of
(i) the Fair Market Value of the Equity Interests of such redesignated Subsidiary held by the Company and its Restricted Subsidiaries on that date and
(ii) the amount of the Investments determined in accordance with GAAP made by the Company and its Restricted Subsidiaries in that redesignated Subsidiary.

      For purposes of the foregoing provisions, the amount of any Restricted Payment (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors, whose determination shall be conclusive) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

      Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted by and complies with this Indenture and setting forth in reasonable detail the basis on which the required calculations were computed, which calculations will be based upon the Company's latest available financial statements. Additionally, if the Restricted Payment is made pursuant to clause (vi) of the second paragraph of this Section 10.10, the Company shall state in such certificate that (i) the Restricted Payment is designated as a Permitted Distribution, (ii) the Permitted Distribution Amount accrued on a cumulative basis during the period referred to in such clause and (iii) the aggregate amount of all Permitted Distributions made prior to the date of such certificate.

     SECTION 10.11 LIMITATION ON INDEBTEDNESS AND DISQUALIFIED EQUITY INTERESTS.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, (a) create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness, but excluding any Permitted Indebtedness), or (b) issue any Disqualified Equity Interests, unless, on a pro forma basis after giving effect to that incurrence or issuance and the application of the net proceeds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio for the four most recent consecutive fiscal quarters of the Company prior to the date of the proposed incurrence or issuance (and for which consolidated financial statements are available) would be at least 2.0 to 1.0.

      (b) The Company shall not, and shall not permit Finance Corp. or any Subsidiary Guarantor to, incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company, Finance Corp. or such Subsidiary Guarantor unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or outstanding, is also expressly made subordinate to the Securities, in the case of the Company or Finance Corp., or to the Subsidiary Guarantees, in the case of a Subsidiary Guarantor, at least to the extent such Indebtedness is subordinated to such other Indebtedness.

      (c) For purposes of this Section 10.11, Indebtedness of any Person that becomes a Restricted Subsidiary by merger, consolidation or other acquisition shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

      SECTION 10.12 LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF
                    RESTRICTED SUBSIDIARIES.

      The Company shall not, and shall not permit any Restricted Subsidiary to
(i) issue or sell or otherwise dispose of any Equity Interests of any Restricted Subsidiary to any Person other than to the Company or another Restricted Subsidiary or (ii) permit any Person other than the Company or a Restricted Subsidiary to own any Equity Interests of any Restricted Subsidiary, PROVIDED, HOWEVER, that this covenant shall not restrict (A) disposition of all of the Equity Interests of any Restricted Subsidiary, but any such disposition shall be subject to the covenant set forth in Section 10.15 or
(B) the ownership by any Person of Equity Interests of a Restricted Subsidiary that were owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary (including any Equity Interests issued as a result of a stock split, a dividend of Equity Interests to holders of such Equity Interests, a recapitalization affecting such Equity Interests or similar event).

      SECTION 10.13     LIMITATION ON LIENS.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien upon any of its Properties, whether owned or acquired after the Issue Date, or upon any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except Permitted Liens, unless prior to, or contemporaneously therewith, the Securities (and, in the case of Liens upon the Property of a Restricted Subsidiary, the Subsidiary Guarantee of such Restricted Subsidiary) are equally and ratably secured with (or prior to) the obligation or liability secured by that Lien; PROVIDED, HOWEVER, that if a Lien is granted to secure Indebtedness and that Indebtedness is expressly subordinated to the Securities or a Subsidiary Guarantee, the Lien securing that Indebtedness shall be expressly subordinated and junior to the Lien securing the Securities or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Securities or the applicable Subsidiary Guarantee.

      SECTION 10.14     OFFER TO PURCHASE SECURITIES UPON CHANGE OF CONTROL.

      (a) If a Change of Control occurs, the Issuers shall make an offer to purchase (a "Change of Control Offer") all the then Outstanding Securities, in whole or in part, from the Holders of such Securities in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Securities, together with accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Issuers shall, subject to the provisions described below, purchase all Securities validly tendered pursuant to the Change of Control Offer and not withdrawn. The Issuers will not be required to make a Change of Control Offer following the occurrence of a Change of Control if another Person (i) makes the Change of Control Offer
(A) at the same purchase price, (B) at the same time and (C) otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and (ii) purchases all Securities validly tendered and not withdrawn under that Person's Change of Control Offer.

      (b) The Issuers shall keep the Change of Control Offer open for at least 20 Business Days (or such longer period as is required by law) and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

      (c) Not later than the 30th day after a Change of Control occurs, the Issuers shall give to the Trustee in the manner provided in Section 14.4 and each Holder of the Securities in the manner provided in Section 14.5, a notice (the "Change of Control Notice") governing the terms of the Change of Control Offer and stating:

            (i) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

            (ii) any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder;

            (iii) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day not more than 60 nor less than 30 days following the date such notice is mailed;

            (iv) that any Security, or portion thereof, not validly tendered or accepted for payment will continue to accrue interest;

            (v) that unless the Issuers default in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this
      Section 10.14, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

            (vi) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section.

      (d) Holders electing to have Securities purchased must surrender such Securities to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Securities) and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities of like tenor and equal in principal amount to the unpurchased portion for the Securities surrendered.

      On or prior to the Change of Control Purchase Date, the Issuers shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the

Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so tendered payment in an amount equal to the Change of Control Purchase Price for the Securities, and the Company and Finance Corp. shall execute and, upon Company Order, the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security of like tenor and equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 10.14, the Trustee shall act as the Paying Agent.

      (e) The Issuers shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if a Change of Control occurs and the Issuers are required to purchase Securities as described in this Section 10.14.

      SECTION 10.15     LIMITATION ON ASSET SALES.

      The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors, whose determination in good faith shall be conclusive and evidenced by a Board Resolution), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of the Asset Sale consists of cash or Cash Equivalents and (iii) the Company delivers to the Trustee an Officers' Certificate certifying that the Asset Sale complies with clauses (i) and (ii) of this sentence. The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is expressly assumed by the transferee in an Asset Sale and with respect to which the Company or the Restricted Subsidiary, as the case may be, is unconditionally released by the holder of that Indebtedness shall be deemed (i) to be cash or Cash Equivalents for purposes of clause (ii) of the preceding sentence and (ii) to constitute a repayment of, and a permanent reduction in, the amount of that Indebtedness for purposes of the following paragraph. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition shall constitute an Asset Sale and the Net Available Proceeds therefrom shall be applied in accordance with this covenant. A transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary will not constitute an Asset Sale, and a transfer of assets that constitutes a Restricted Investment and that is permitted under Section 10.10 will not constitute an Asset Sale.

      If the Company or any Restricted Subsidiary consummates an Asset Sale, the Company or that Restricted Subsidiary, as the case may be, may either, no later than 365 days after that Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, PROVIDED, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of the Indebtedness so repaid or (ii) invest all or any part of the Net Available Proceeds therefrom in Properties that replace the Properties that were the subject of the Asset Sale or in other Properties that are being, or will be, used in the business of the Company and the Restricted Subsidiaries. The amount of the Net Available Proceeds not applied or invested as provided in this paragraph shall constitute "Excess Proceeds." Pending application of such Net Available Proceeds pursuant to this paragraph, the Company or such Restricted Subsidiary may invest such Net Available Proceeds in Cash Equivalents or may apply such Net Available Proceeds to temporarily reduce amounts outstanding under the Working Capital Agreement.

      If substantially all (but not all) the property and assets of the Company and its Restricted Subsidiaries are transferred as an entirety to a Person in a transaction permitted under Article VIII and the Company or a Restricted Subsidiary receives cash or Cash Equivalents in such transaction, then the successor entity will be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant and cash at least equal to the Fair Market Value of the assets deemed to be sold must be applied in accordance with the preceding paragraph.

      SECTION 10.16     NET PROCEEDS OFFER.

      (a) On the date when the aggregate amount of Excess Proceeds from one or more Asset Sales equals or exceeds $5,000,000 (the "Trigger Date"), the Company shall be required to make an offer to purchase, from all Holders of the then Outstanding Securities and the holders of any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Securities and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

            (i) (A) Not later than the 30th date following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section 14.4 hereof and each Holder of the Securities in the manner provided in Section
      14.5 hereof, a notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Securities the maximum aggregate principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of the amount (the "Payment Amount") of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all Securities tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Indebtedness Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount;

            (ii) The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities tendered pursuant to a Net Proceeds Offer, together with accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date that Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in paragraph (b) of this Section. To the extent that the aggregate Offered Price of the Securities tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Indebtedness Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), subject to the limitations of Section 10.10 hereof the Company may use any or all of such Net Proceeds Deficiency for general business purposes;

            (iii) If the aggregate Offered Price of Securities validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, the Trustee will select the Securities to be purchased on a PRO RATA basis in accordance with the relative aggregate principal amounts of Securities so tendered and not withdrawn. When a Net Proceeds Offer and the Pari Passu Indebtedness Offer are completed, the amount of Excess Proceeds shall be zero.

            (iv) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date. The Purchase Notice shall also state (i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to the limitations described in the foregoing paragraph (iii),
      (ii) any information regarding such Net Proceeds Offer required to be furnished under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (b) of this Section 10.15, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (b) of this Section.

      (b) Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Securities) and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities of like tenor and equal in principal amount to the unpurchased portion of the Securities surrendered.

      On or prior to the Net Proceeds Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Securities as has been tendered, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security of like tenor and equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 10.16, the Trustee shall act as the Paying Agent.

      (c) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation and other than the terms of any agreement relating to Pari Passu Indebtedness requiring the making of a Pari Passu Indebtedness Offer consistent with the foregoing) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, if an Asset Sale occurs and the Company is required to purchase Securities as described in this Section 10.16.

      SECTION 10.17     LIMITATION ON TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, renew or extend any contract, agreement, transaction or arrangement with or for the benefit of an Affiliate of the Company (including, without limitation, the sale, purchase or lease of assets, property or services from or to any Affiliate of the Company) (each of the foregoing, an "Affiliate Transaction") (i) on terms less favorable to the Company or the Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with a Person not an Affiliate of the Company or (ii) on terms that are not fair from a financial point of view to the Company or the Restricted Subsidiary, as the case may be, in the event no comparable transaction with a Person not an Affiliate of the Company is available; PROVIDED, that the Company shall not, and shall not permit any Restricted Subsidiary to, enter into, renew or extend any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments, value, remuneration or other consideration in excess of $1.0 million after the Issue Date unless the prior approval thereof by the Board of Directors (including a majority of the Disinterested Directors, if any) has been obtained and the Company delivers to the Trustee an Officers' Certificate (i) certifying that the Affiliate Transaction or series of related Affiliate Transactions complies with the foregoing restriction and (ii) in the case of transactions other than storage contracts, hub services contracts or similar contracts entered into in the ordinary course of business, if the Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments, value, remuneration or other consideration in excess of $5.0 million after the Issue Date, to which is attached a copy of a written opinion of an Independent Financial Advisor specializing or having a speciality in the type and subject matter of the transaction or series of related transactions at issue, to the effect that such transaction or series of related transactions is fair from a financial point of view to the Company or the Restricted Subsidiary, as the case may be; PROVIDED, HOWEVER, that the foregoing restriction will not apply to: (i) transactions between or among (a) the Company and one or more Wholly Owned Restricted Subsidiaries or (b) Wholly Owned Restricted Subsidiaries; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock or equity ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable compensation and other benefit arrangements for the benefit of Persons in their capacity as officers and employees of the Company (but not Persons in their capacity as officers and employees of an Affiliate) and directors, officers and employees of the General Partner of the Company, in each case approved by the Board of Directors; (iv) transactions permitted by
Section 10.10; (v) Permitted Investments of the character described in clause
(vi) of the definition of Permitted Investments; (vi) making any indemnification or similar payment to any director or officer (a) in accordance with the charter, partnership agreement, bylaws, or other constituent document of the Company or any Restricted Subsidiary, (b) under any indemnification agreement or
(c) under applicable law; or (vii) transactions contemplated by the Existing Storage Contracts.

      SECTION 10.18 LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

      The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or allow to become effective any Payment Restriction with respect to any Restricted Subsidiary, except for any such Payment Restriction existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business, (iii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, (iv) customary restrictions imposed on the transfer of copyrighted or patented materials, (v) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (vi) the terms of any agreement evidencing any Indebtedness of Restricted Subsidiaries that was permitted by this Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Indebtedness, (vii) the terms of any merger agreement, stock purchase agreement, asset sale agreement or similar agreement that limit the transfer of properties and assets pending consummation of the subject transaction, (viii) Permitted Liens which are customary limitations on the transfer of collateral and (ix) the terms of any agreement evidencing any Acquired Indebtedness that was permitted by this Indenture to be incurred, PROVIDED that such Payment Restriction only applies to assets that were subject to such restrictions prior to the acquisition of such assets by the Company or any Restricted Subsidiary.

      SECTION 10.19 LIMITATION ON PREFERRED EQUITY INTERESTS OF SUBSIDIARIES.

      The Company will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

      SECTION 10.20     CERTAIN RESTRICTIONS ON FINANCE CORP.

      Finance Corp. shall not, and the Company shall not permit Finance Corp. to, incur any Indebtedness unless (i) the Company is a co-obligor or guarantor of such Indebtedness or (ii) the net proceeds of such Indebtedness are lent to the Company, used to acquire debt securities of the Company or used directly or indirectly to refinance or discharge Indebtedness permitted under the foregoing limitations. Finance Corp. shall not, and the Company shall not permit Finance Corp. to, engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company.

      SECTION 10.21     WAIVER OF CERTAIN COVENANTS.

      The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.5, 10.6, 10.7, 10.9 through 10.13, Section 10.15 and Sections 10.17 through 10.20 hereof if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                  ARTICLE XI

                           REDEMPTION OF SECURITIES

      SECTION 11.1      RIGHT OF REDEMPTION.

      The Issuers may, at the Company's option, redeem the Securities in whole or from time to time in part, on or after March 1, 2003, on not less than 30 nor more than 60 days' notice to each Holder of Securities to be redeemed, subject to the conditions and at the redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the twelve-month period beginning on March 1 of the year indicated below:

                                                                    REDEMPTION
            YEAR                                                       PRICE
            ----                                                    ----------
            2003......................................                104.125%
            2004...........................................           102.750%
            2005...........................................           101.375%
            2006 and thereafter............................           100.000%

together in the case of any such redemption with accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), all as provided herein.

      Notwithstanding the foregoing, at any time on or prior to March 1, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of Securities originally issued on not less than 30 nor more than 60 days' notice to each Holder of Securities to be redeemed, from the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.250% of the principal amount thereof, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the Redemption Date, PROVIDED that (i) at least $74,750,000 aggregate principal amount of Securities originally issued remains Outstanding immediately after that redemption and (ii) the Issuers effect that redemption within 60 days after the Public Equity Offering closes.

      SECTION 11.2      APPLICABILITY OF ARTICLE.

      Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

      SECTION 11.3      ELECTION TO REDEEM; NOTICE TO TRUSTEE.

      The election of the Issuers to redeem any Securities pursuant to Section
11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuers, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.4. Any election to redeem Securities shall be revocable until the Company gives a notice of redemption pursuant to Section 11.5 to the Holders of Securities to be redeemed.

      SECTION 11.4      SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

      If less than all the Securities are to be redeemed, the Trustee shall, not less than 30 days nor more than 60 days prior to the Redemption Date, select the particular Securities to be redeemed from the Outstanding Securities not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; PROVIDED, HOWEVER, that any such partial redemption shall be in integral multiples of $1,000.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      The provisions of the two preceding paragraphs of this Section 11.4 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      SECTION 11.5      NOTICE OF REDEMPTION.

      Notice of redemption shall be given in the manner provided for in Section
15.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

      All notices of redemption shall state:

            (a)   the Redemption Date;

            (b)   the Redemption Price;

            (c) in the case of a partial redemption of Physical Securities, the identification of the particular Securities to be redeemed, and, if any Global Security or Physical Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed;

            (d) that on the Redemption Date the Redemption Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date payable as provided in Section 11.7 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Issuers shall default in the payment of the Redemption Price and any applicable accrued and unpaid interest or Liquidated Damages, if any, interest thereon will cease to accrue on and after said date;

            (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Issuers maintained for such purpose pursuant to Section 10.2 hereof; and

            (f) the CUSIP number of the Securities.

      Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Issuers. Failure to give such notice by mailing to any Holder of Securities or any defect therein shall not affect the validity of any proceedings for the redemption of other Securities.

      SECTION 11.6      DEPOSIT OF REDEMPTION PRICE.

      On or before 12:00 noon, New York City time, on any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3 hereof) immediately available funds in an amount sufficient to pay the Redemption Price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all the Securities which are to be redeemed on such Redemption Date.

      SECTION 11.7      SECURITIES PAYABLE ON REDEMPTION DATE.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued and unpaid interest and Liquidated Damages, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7 hereof.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, and Liquidated Damages, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

      SECTION 11.8      SECURITIES REDEEMED IN PART.

      Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to
Section 10.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company and Finance Corp. shall execute, and, upon Company Order, the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

                                  ARTICLE XII

                      DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 12.1 ISSUERS' OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

      The Issuers may, at the Company's option by Board Resolution at any time, with respect to the Securities, elect to have either Section 12.2 or Section
12.3 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

      SECTION 12.2      DEFEASANCE AND DISCHARGE.

      Upon the Issuers' exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Issuers and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on and after the date the conditions set forth in Section
12.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Issuers shall be deemed (i) to have paid and discharged their obligations under the Outstanding Securities, PROVIDED, HOWEVER, that the Securities shall continue to be deemed to be "Outstanding" for purposes of Section 12.5 hereof and the other Sections of this Indenture referred to in clauses (A) and (B) below, and (ii) to have satisfied all its other obligations with respect to such Securities and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.4 hereof and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on their Outstanding Securities when those payments are due (or at such time as the Securities would be subject to redemption at the option of the Issuers in accordance with this Indenture), (B) the Company's and Finance Corp.'s obligations under Section 3.3, 3.4, 3.5, 3.6, 5.8, 6.6, 6.9, 6.10, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) the Company's and Finance Corp.'s obligations under this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 hereof with respect to the Securities.

      SECTION 12.3      COVENANT DEFEASANCE.

      Upon the Issuers' exercise under Section 12.1 hereof of the option applicable to this Section 12.3, (i) the Issuers shall be released from their obligations under clauses (iii), (iv) and (v) under Section 8.1, any covenant in Sections 10.5 through 10.20 and any covenant in Article XIII, (ii) the Subsidiary Guarantors shall be released from the Subsidiary Guarantees and (iii) the occurrence of any event specified in Sections 5.1(c), 5.1(d) (with respect to clauses (iii), (iv) and (v) under Section 8.1, Sections 10.5 through 10.20), 5.1(e), 5.1(f), 5.1(g) (with respect to any Restricted Subsidiary) and 5.1(h) (with respect to any Restricted Subsidiary) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Article or Section (to the extent so specified in the case of Sections 5.1(d), 5.1(g) and 5.1(h) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document, but, EXCEPT as specified above, the remainder of this Indenture and such Securities shall not be affected thereby.

      SECTION 12.4      CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

      The following shall be the conditions to application of either Section
12.2 or Section 12.3 hereof to the Outstanding Securities:

            (a) The Issuers shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 hereof who shall agree to comply with the provisions of this
      Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
      (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and premium, if any, interest and Liquidated Damages, if any, on the Outstanding Securities on the Stated Maturity thereof (or Redemption Date, if applicable), PROVIDED that the Trustee shall have been irrevocably instructed by a Company Order to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.3 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (b) The Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, this Opinion of Counsel must refer to and be based on a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws).

            (c) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(g) and 5.1(h) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

            (d) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Issuers.

            (e) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

            (f) The Company shall have delivered to the Trustee an Opinion of Counsel experienced in bankruptcy matters to the effect that the use of the trust funds to pay the principal of and premium, if any, interest and Liquidated Damages, if any, on the Outstanding Securities would not be avoidable as a preferential payment under Section 547 of the Federal Bankruptcy Code (or any similar provision then in force) or recoverable under Section 550 of the Federal Bankruptcy Code (or any similar provision then in force) in the event the Company or Finance Corp. became a debtor in a proceeding commenced thereunder.

            (g) The Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Outstanding Securities over other creditors of the Company or Finance Corp. with the intent of defeating, hindering, delaying or defrauding creditors of the Company or Finance Corp. or others.

            (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, satisfactory to the Trustee, each stating that all conditions precedent under this Indenture to either the legal defeasance under Section 12.2 hereof or the covenant defeasance under Section 12.3, as the case may be, have been complied with.

      SECTION 12.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to the provisions of the last paragraph of Section 10.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds EXCEPT to the extent required by law.

      The Company and Finance Corp., jointly and severally, shall pay and indemnify the Trustee against all taxes, fees or other charges imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section
12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

      Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in EXCESS of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

      SECTION 12.6      REINSTATEMENT.

      If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and Finance Corp.'s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5 hereof; PROVIDED, HOWEVER, that if the Company or Finance Corp. makes any payment of principal of or premium, if any, interest or Liquidated Damages, if any, on any Security following the reinstatement of its obligations, the Company or Finance Corp., as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                 ARTICLE XIII

                             SUBSIDIARY GUARANTEES

      SECTION 13.1      UNCONDITIONAL GUARANTEE.

      Each Subsidiary Guarantor hereby jointly and severally unconditionally Guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the full and punctual payment of the principal of and premium, if any, interest and Liquidated Damages, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Issuers punctually to make any such payment, each Subsidiary Guarantor hereby jointly and severally agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuers.

      Each Subsidiary Guarantor hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of all or any of the Securities, or any consent to departure from any requirement of any other Guarantee of all or any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Federal Bankruptcy Code, or the application of Section 1111(b)(2) of the Federal Bankruptcy Code, any borrowing or grant of a security interest by the Company or Finance Corp., as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code, the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities (including, without limitation, any interest, Liquidated Damages or premium thereon), any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of this Indenture or with respect to the provisions of this Article XIII as they apply to any other Subsidiary Guarantor, the obtaining of any judgment against the Company or Finance Corp. or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or Finance Corp. or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company or Finance Corp., any right to require a proceeding first against the Company or Finance Corp., protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Subsidiary Guarantee. Each Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal of or premium, if any, interest or Liquidated Damages, if any, on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against all or any of the Subsidiary Guarantors to enforce their respective Subsidiary Guarantees without first proceeding against the Company or Finance Corp. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

      Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities against the Issuers in respect of any amounts paid by that Subsidiary Guarantor on account of such Securities pursuant to the provisions of its Subsidiary Guarantee of this Indenture; PROVIDED, HOWEVER, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and premium, if any, interest and Liquidated Damages, if any, on all Securities issued hereunder shall have been paid in full.

      Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective if any petition is filed by or against the Company or Finance Corp. for liquidation or reorganization, if the Company or Finance Corp. becomes insolvent or makes an assignment for the benefit of creditors or if a receiver or trustee is appointed for all or any significant part of the Company's or Finance Corp.'s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Securities whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance has not been made. If any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees or under this Article XIII in accordance with Section 13.7.

      The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to its Subsidiary Guarantee and this Indenture constitute senior unsecured obligations of that Subsidiary Guarantor.

      SECTION 13.2      EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

      The Subsidiary Guarantee to be endorsed on the Securities is set forth in Appendix A. Each Subsidiary Guarantor hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Appendix A, to be endorsed on each Security authenticated and delivered by the Trustee.

      The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor's Officers, attested by its secretary or assistant secretary. The signature of any or all of these Officers on the Subsidiary Guarantee may be manual or facsimile.

      A Subsidiary Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors. Each Subsidiary Guarantor hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 13.1 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

      SECTION 13.3      LIMITATION ON MERGER OR CONSOLIDATION.

      No Subsidiary Guarantor (in this Section 13.3, the "Subject Subsidiary Guarantor") may consolidate with or merge with or into (whether or not the Subject Subsidiary Guarantor is the surviving Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Subject Subsidiary Guarantor to another Person (other than the Company or another Subsidiary Guarantor), whether or not affiliated with the Subject Subsidiary Guarantor, unless:(i) the Person formed by or surviving any such consolidation or merger (if other than the Subject Subsidiary Guarantor) assumes all the obligations of the Subject Subsidiary Guarantor under the Securities and the Indenture pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to such transaction as if the same had occurred at the beginning of the most recently ended period of four consecutive fiscal quarters of the Company, the Company and the Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with Section 10.11(a).

      Except as set forth in Articles VIII and X hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the Property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor. For purposes of this Section 13.3, the lease of Properties pursuant to storage contracts entered into in the ordinary course of business shall not be considered a lease of substantially all the Properties of a Subsidiary Guarantor.

      SECTION 13.4      RELEASE OF SUBSIDIARY GUARANTORS.

      (a) In the event of a sale or other disposition of all the properties and assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the Equity Interests of any Subsidiary Guarantor, in each case subject to and as permitted by the terms of this Indenture, including, without limitation, Sections 8.1, 10.15 and 13.3, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or other disposition was made in accordance with Section 13.3 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of that Subsidiary Guarantor (in the event of a sale of or other disposition, by way of such a merger, consolidation or otherwise, of all the Equity Interests of that Subsidiary Guarantor) from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII PROVIDED that, the case of a sale of the Equity Interests of a Subsidiary Guarantor not constituting a sale subject to Article VIII, the Net Available Proceeds of such sale or other disposition are applied in accordance with the provisions of this Indenture including Sections 10.15 and 10.16. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII shall remain liable for the full amount of principal of and premium, if any, interest and Liquidated Damages, if any, on the Securities and for the other obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII.

      (b) Concurrently with the legal defeasance of the Securities under Section
12.2 hereof or the covenant defeasance of the Securities under Section 12.3 hereof, the Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees endorsed on the Securities and under this Article XIII.

      (c) Upon the redesignation by the Company of a Subsidiary Guarantor from a Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of this Indenture, such Subsidiary may, at its option, cease to be a Subsidiary Guarantor and shall be released from all of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII, which release shall be evidenced by a supplemental indenture executed by the Company, Finance Corp., the Subsidiary Guarantors and the Trustee.

      SECTION 13.5      ADDITIONAL SUBSIDIARY GUARANTORS.

      The Company or any Restricted Subsidiary may cause any of their respective Subsidiaries to become a Subsidiary Guarantor with respect to the Securities. If the Company or any Restricted Subsidiary or any of their respective Subsidiaries shall, in compliance with the covenants in Article X, after the date of this Indenture, (i) transfer or cause to be transferred, any Property to any Subsidiary that is not a Subsidiary Guarantor (other than an Unrestricted Subsidiary) or (ii) make any Investment in any Subsidiary that is not a Subsidiary Guarantor (other than an Unrestricted Subsidiary), then the Company or that Restricted Subsidiary shall cause that Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture unless the Board of Directors has duly designated that Subsidiary as an Unrestricted Subsidiary. Any such Subsidiary shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to, and executed by, the Trustee and executed by the Company, which subjects such Subsidiary to the provisions of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles).

      SECTION 13.6      LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

      Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by that Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 13.7, result in the obligations of that Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent transfer or conveyance under federal or state law.

      SECTION 13.7      CONTRIBUTION.

      In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, and so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees or under this Article XIII, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a PRO RATA amount, based on the net assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor), determined in accordance with GAAP, subject to Section 13.6, for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's and Finance Corp.'s obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

                                  ARTICLE XIV

                                 MISCELLANEOUS

      SECTION 14.1      COMPLIANCE CERTIFICATES AND OPINIONS.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope for the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

      The certificates and opinions provided pursuant to this Section 14.1 and the statements required by this Section 14.1 shall comply in all respects with TIA Sections 314(c) and (e).

      SECTION 14.2      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon an opinion of counsel, UNLESS such Officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officers' Certificate, unless such counsel knows that the certificate with respect to such matters is erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 14.3      ACTS OF HOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, EXCEPT as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Company and Finance Corp., if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. In each situation in which such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be provided by the Security Register.

      (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date, PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective UNLESS it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Company or Finance Corp. in reliance thereon, whether or not notation of such action is made upon such Security.

      SECTION 14.4      NOTICES, ETC. TO TRUSTEE AND THE COMPANY.

      Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,

            (i) the Trustee by any Holder, Finance Corp., the Company, or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

            (ii) the Company, Finance Corp. or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (UNLESS otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company, addressed to it at the Company's offices located at 16420 Park Ten Place, Suite 420, Houston, Texas 77084, Attention: Chief Financial Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.

      SECTION 14.5      NOTICE TO HOLDERS; WAIVER.

      Where this Indenture provides for notice of any event to Holders by the Company or Finance Corp., the Trustee or any Paying Agent, such notice shall be sufficiently given (UNLESS otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

      SECTION 14.6      EFFECT OF HEADINGS AND TABLE OF CONTENTS.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 14.7      SUCCESSORS AND ASSIGNS.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 14.8      SEVERABILITY.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

      SECTION 14.9      BENEFITS OF INDENTURE.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties thereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 14.10 GOVERNING LAW; TRUST INDENTURE ACT CONTROLS; CONSENT TO JURISDICTION AND SERVICE.

      (a) THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, FINANCE CORP. AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR THE SECURITIES, OR ANY SUBSIDIARY GUARANTEE AND FOR ACTIONS BROUGHT UNDER FEDERAL OR STATE SECURITIES LAWS WITH RESPECT TO THE SECURITIES, AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

      (b) This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provisions shall control.

      (c) Each of the Company, Finance Corp. and the Subsidiary Guarantors shall appoint CT Corporation as their agent upon which process may be served in any action or proceeding with respect to this Indenture, the Securities or the Subsidiary Guarantees.

      SECTION 14.11     LEGAL HOLIDAYS.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, interest, premium, if any, and Liquidated Damages, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; PROVIDED, HOWEVER, that, if such payment is made or duly provided for on such Business Day, no interest shall accrue for the period from and after such Interest

Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to such Business Day.

      SECTION 14.12     NO RECOURSE AGAINST OTHERS.

      A director, officer, employee, stockholder, limited partner, member, incorporator or Affiliate, as such, past, present or future, of the Company, Finance Corp. or a Subsidiary Guarantor shall not have any personal liability under the Securities or this Indenture by reason of his or its status as a director, officer employee, stockholder, limited partner, member, incorporator or Affiliate or any liability for any obligations of the Company, Finance Corp. or a Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Securities, waives and releases all such lability to the extent permitted by applicable law.

      SECTION 14.13     DUPLICATE ORIGINALS.

      The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 14.14     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or Finance Corp. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 14.15     NATURE OF OBLIGATIONS OF ISSUERS.

      The obligations of the Company and Finance Corp. under the Securities are joint and several and, in any proceedings against any of such Persons arising out of the Securities or this Indenture, it shall not be necessary to join any other such Person. Finance Corp. hereby appoints the Company as its agent to give and receive all notices and to exercise all rights that Finance Corp. shall be entitled to give, receive or exercise pursuant to this Indenture. Such appointment is irrevocable and coupled with an interest.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    CO-ISSUERS:

                        MARKET HUB PARTNERS STORAGE, L.P.

                    By: Market Hub Partners Storage, L.L.C.,
                      a Delaware limited liability company

                                                Its General Partner

                                    By:/s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark

                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                        MARKET HUB PARTNERS FINANCE, INC.

                                    By:/s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark

                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                    SUBSIDIARY GUARANTORS:

                                    MOSS BLUFF HUB PARTNERS, L.P.

                       By: Moss Bluff Hub Partners, L.L.C.

                                                Its General Partner

                                    By:/s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark

                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                    EGAN HUB PARTNERS, L.P.

                                    By:  Egan Hub Partners, L.L.C.

                                    Its General Partner

                                    By: /s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark

                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                         MOSS BLUFF HUB PARTNERS, L.L.C.

                                    By: /s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark

                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                    EGAN HUB PARTNERS, L.L.C.

                                    By: /s/ ANTHONY J. CLARK

                                       Name: Anthony J. Clark

                                       Title: Vice President, Chief Financial
                                              Officer and Secretary

                                    TRUSTEE:

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                   as Trustee

                             By: /s/ STEPHEN J. GIURLANDO

                           Name: Stephen J. Giurlando

                         Title:  Assistant Vice President

             Reconciliation and Tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of March 1, 1998

Trust Indenture                                                  Indenture
 Act Section                                                      Section
 -----------                                                      -------
ss.310  (a)(1)................................................... 6.7
        (a)(2)................................................... 6.7
        (b)...................................................... 6.7, 6.8, 6.9
ss.311  (a)...................................................... 6.12
        (b)...................................................... 6.12

ss.312  ......................................................... 7.1
ss.313  ......................................................... 7.2
ss.314  (a)...................................................... 7.3
        (a)(4).................................................. 10.8(a)
        (c)(1).................................................. 14.1
        (c)(2).................................................. 14.1
        (e)..................................................... 14.1

ss.315  (a)...................................................... 6.1
        (b)...................................................... 6.13
        (c)...................................................... 6.1
        (d)...................................................... 6.1
ss.316  (a) (last sentence)...................................... 1.1
                                                                 ("Outstanding")
        (a)(1)(A)................................................ 5.2, 5.12
        (a)(1)(B)................................................ 5.13
        (b)...................................................... 5.8

ss.317  (a)(1)................................................... 5.3
        (a)(2)................................................... 5.4
        (b)......................................................10.3
ss.318  (a)......................................................14.10(b)

             Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                    APPENDIX A

         FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
                      RULE 144A AND TO CERTAIN PERSONS IN

              OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES
                            AND EXCHANGE SECURITIES

      1.    DEFINITIONS.

      1.1.  Definitions.

      For the purposes of this APPENDIX A the following terms shall have the meanings indicated below:

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Exchange Offer" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

      "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Initial Purchaser" means SBC Warburg Dillon Read Inc.

      "Physical Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) of this APPENDIX A.

      "Purchase Agreement" means the Purchase Agreement, dated February 27, 1998, by and among the Issuers, the Subsidiary Guarantors and the Initial Purchaser.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 4, 1998, by and among the Issuers, the Subsidiary Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

      "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

      "Shelf Registration Statement" means the registration statement issued by the Issuers, in connection with the offer and sale of Initial Securities, pursuant to the Registration Rights Agreement.

      "Transfer Restricted Securities" means Physical Securities and Global Securities that bear or are required to bear the legend set forth in Section 2.3(d) of this APPENDIX A.

      1.2.  Other Definitions.

                                                        DEFINED IN
                                                         APPENDIX
                         TERM                           A SECTION

      "Agent Members"..................................    2.1 (b)
      "Global Security"................................    2.1 (a)

      Terms used herein without definition have the meanings ascribed to them in the Indenture.

      2.    THE SECURITIES.

      2.1.  Form and Dating.

      The Initial Securities are being offered and sold by the Issuers pursuant to the Purchase Agreement.

      (a) GLOBAL SECURITIES. Securities offered and sold to a QIB in reliance on Rule 144A as provided in the Purchase Agreement shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in EXHIBIT 1 hereto (each, a "144A Global Security"), which shall be deposited on behalf of the Initial Purchaser with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and Finance Corp. and duly endorsed by each Subsidiary Guarantor and authenticated by the Trustee as provided in the Indenture. Securities offered in offshore transactions in reliance on Regulation S may be issued initially in the form of one or more global securities in such form without interest coupons with such global securities legend and restricted securities legend (each, a "Regulation S Global Security and, together with the 144 Global Securities, the "Global Securities"). The Regulation S Global Securities will also be deposited with the Trustee and registered in the manner set forth above for the 144A Global Securities. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

      (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

      The Company and Finance Corp. shall execute, each of the Subsidiary Guarantors shall endorse and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee, as custodian for the Depository.

      Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or the custodian of the Depository or by the Trustee under such Global Security, and the Depository may be treated by the Issuers, the Trustee and any agent of the Company, Finance Corp. or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

      (c) PHYSICAL SECURITIES. Securities offered and sold in reliance on Regulation S may also be issued in the form of Physical Securities. Owners of beneficial interests in Global Securities will be entitled to receive physical delivery of certificated Securities in accordance with Section 2.3 or 2.4.

      2.2. AUTHENTICATION. The Trustee shall authenticate and deliver: (a) Initial Securities for original issue in an aggregate principal amount of $115,000,000 and (b) Exchange Securities for issue only in an Exchange Offer, respectively, pursuant to the Registration Rights Agreement, for a like principal amount, in each case, upon a Company Order, accompanied, in the case of clause (b), by an Officers' Certificate from each of the Issuers and an Opinion of Counsel to the effect that all conditions precedent to the issuance of the Exchange Securities have been satisfied. Such Company Order shall specify the principal amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, whether the Securities are to be Initial Securities or Exchange Securities and whether such Securities are to be issued as Global Securities or Physical Securities or, if both, the principal amount of each thereof. The aggregate principal amount of Securities outstanding at any time may not exceed $115,000,000, except as provided in
Section 3.6 of the Indenture.

      2.3. TRANSFER AND EXCHANGE. (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Security Registrar with a request:

            (x) to register the transfer of such Physical Securities; or

            (y) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Physical Securities surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),
      (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Physical Securities are being delivered to the
            Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (B) if such Physical Securities are being transferred to the
            Company, a certification to that effect;

                  (C) if such Physical Securities are being transferred to a QIB in accordance with Rule 144A, a certification to that effect (in the form set forth on the reverse of the Security); or

                  (D) if such Physical Securities are being transferred to an
            IAI that is not a QIB or are being transferred pursuant to Rule 144, Rule 904 or another exemption from registration, (i) a certification to that effect (in the form set forth on the reverse of the Security), and (ii) if the Company or Security Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i) of this APPENDIX A which, in the case of a transfer to an IAI that is not a QIB or pursuant to Rule 904, may consist of a certificate in the form of
            Exhibit 3 or Exhibit 4, respectively, to this Appendix A.

      (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth in clause (i) and (ii) of Section 2.3(a). Additionally, in the case of a transfer to an IAI that is not an QIB, the Company may decline to exchange a Physical Security for a beneficial interest in a Global Security.

      Subject to the foregoing, upon receipt by the Trustee of a Physical Security duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Physical Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Physical Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Physical Security so canceled. If no Global Securities are then Outstanding, the Company and Finance Corp. shall issue and the Trustee shall authenticate, upon the Company Order, a new Global Security in the appropriate principal amount.

      (c)   Transfer and Exchange of Global Securities.

            (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depository's procedure containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, subject, however, to the procedures of the Depository and custom and practice therefor, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. The Security Registrar shall have no liability on account of any failure of any transferor of a beneficial interest in a Global Security to provide such written order.

            (ii) Notwithstanding any other provisions of this APPENDIX A (other than the provisions set forth in Section 2.4 of this APPENDIX A), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this APPENDIX A prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
      Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with the respective exemption from registration afforded under the
      Act) and such other procedures as may from time to time be adopted by the Company.

      (d)   Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) and
      (iv), each Security certificate evidencing the Global Securities and the Physical Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLERS MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT."

      "THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      Each Physical Security will also bear the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a
            Physical Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Physical Security that does not bear the legend set forth above and rescind any restriction on the sale or transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Global Security that does not bear the legend set forth above and rescind any restriction on the sale or transfer of such Transfer Restricted Security;

in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

            (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities and an Initial Securities in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver a Company Order instructing the Trustee to issue Securities without legends.

            (iv) Upon the consummation of an Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in EXHIBIT 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver a Company Order instructing the Trustee to issue Exchange Securities without legends.

      (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Physical Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Physical Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

      (f) Obligations with Respect to Transfers and Exchanges of Securities.

            (i) To permit registrations of transfers and exchanges, the Company and Finance Corp. shall execute and, upon Company Order, the Trustee shall authenticate certificated Securities, Physical Securities and Global Securities.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge and any other expenses, including the fees and expenses of the Trustee, payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.5 and 10.14).

            (iii) The Security Registrar or co-registrar shall not be required to register the transfer or exchange of (a) any Physical Security selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Physical Security being redeemed in part, or (b) any Physical Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities.

            (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Security Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, premium, if any, and Liquidated Damages, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, Finance Corp., the Trustee, the Paying Agent, the Security Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

      (g)   No Obligation of the Trustee, Company or Finance Corp.

            (i) Neither the Trustee, the Company, Finance Corp., nor any agent of any thereof, shall have any responsibility or obligation to any beneficial owner of a Global Security, an Agent Member, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or an Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holder and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, the Company, Finance Corp. and any such agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4.  Certificated Securities.

      (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 of this APPENDIX A shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 of this APPENDIX A and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Holder requests a certificated security and complies with the provisions of Section 2.4 or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

      (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and, upon Company Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such cases as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d) of this APPENDIX A, bear the restricted securities legend set forth in EXHIBIT 1 hereto.

      (c) Subject to the provisions of Section 2.4(b) of this APPENDIX A, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

      (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i) of this APPENDIX A, (ii) or (iii), the Issuers will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                     EXHIBIT 1
                                                                            to
                                                                    APPENDIX A

                      [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

      THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLERS MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

      THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.] (1)

----------

(1)   Include if a Physical Security.

       GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, INTEREST
          AND LIQUIDATED DAMAGES, IF ANY, BY CERTAIN SUBSIDIARIES OF

                       MARKET HUB PARTNERS STORAGE, L.P.

CUSIP No._________________                                       $____________
No. _______________________

                       MARKET HUB PARTNERS STORAGE, L.P.

                       MARKET HUB PARTNERS FINANCE, INC.

                           8 1/4% Senior Note due 2008

      Market Hub Partners Storage, L.P., a Delaware limited partnership (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), and Market Hub Partners Finance, Inc., a Delaware corporation (herein called "Finance Corp.", which term includes any successor Person under such Indenture, and, together with the Company, the "Issuers"), for value received, hereby promise to pay to ____________ or registered assigns the principal sum of _________ Dollars on March 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on September 1, 1998 and continuing semiannually thereafter, on March 1 and September 1 in each year, accruing from March 4, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Principal of and premium, if any, interest and Liquidated Damages, if any, on the Securities shall be payable (i) in same-day funds on or prior to the payment dates with respect to those amounts in the case of Securities held of record by the Depository and (ii) at the office of the Trustee in New York, New York, in the case of Securities held of record by Holders other than the Depository. The Issuers may, at their option, pay interest and Liquidated Damages, if any, on Securities held of record by Holders other than the Depository by check mailed to the addresses of the Persons entitled thereto as they appear in the Security Register on the Regular Record Date therefor or by a wire transfer of immediately available funds to an account located in the United States designated by the Holder.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      This Security is a joint and several obligation of the Company and Finance Corp.

      IN WITNESS WHEREOF, the Company and Finance Corp. have caused this instrument to be duly executed under its corporate seal.

      MARKET HUB PARTNERS STORAGE, L.P.

      By:  Market Hub Partners Storage, L.L.C.,
            a Delaware limited liability company,
            Its General Partner

      By:_____________________________

      Name: __________________________
      Title:   _______________________

      ATTEST:

      By:
      Name:
      Title:

      MARKET HUB PARTNERS FINANCE, INC.

      By:__________________________________

                                                Name: __________________________
                                                Title:   _______________________

ATTEST:

By:
Name:
Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within-mentioned
Indenture.

Dated:_________________

                            IBJ SCHRODER BANK & TRUST

                               COMPANY, as Trustee

                                          By: _________________________________
                                                Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]

      This Security is one of a duly authorized issue of securities of the Company and Finance Corp. designated as their 8 1/4% Senior Notes due 2008 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $115,000,000 which may be issued under an indenture (herein called the "Indenture"; capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Indenture) dated as of March 1, 1998 among the Company, Finance Corp., the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, Finance Corp., the Subsidiary Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

      The Issuers may, at their option, redeem the Securities in whole or from time to time in part, on or after March 1, 2003, on not less than 30 nor more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below, if redeemed during the twelve-month period beginning on March 1 of the year indicated below:

                                                                  Redemption

            YEAR                                                       PRICE
            ------                                                ----------
            2003...........................................            104.125%
            2004...........................................            102.750%
            2005...........................................            101.375%
            2006 and thereafter............................            100.000%

together in the case of any such redemption with accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), all as provided herein.

      Notwithstanding the foregoing, at any time on or prior to March 1, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of Securities originally issued on not less than 30 nor more than 60 days' notice to each Holder of Securities to be redeemed, from the Net Cash Proceeds of one or more Public Equity Offerings, at a Redemption Price equal to 108.250% of the principal amount thereof, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the Redemption Date, PROVIDED that (i) at least $74,750,000 of the aggregate principal amount of Securities originally issued remains Outstanding immediately after that redemption and (ii) the Issuers effect that redemption within 60 days after the Public Equity Offering closes.

      In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Securities, or one or more

Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      The Securities do not have the benefit of any mandatory redemption or sinking fund obligations.

      If a Change of Control of the Company occurs, and subject to certain conditions and limitations provided in the Indenture, the Issuers will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all the then Outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

      In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Net Proceeds Payment Date, all as provided in the Indenture.

      As set forth in the Indenture, an Event of Default is generally (i) any default in the payment of principal of or premium, if any, on any of the Securities, whether at maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) any default for 30 days in payment of interest or Liquidated Damages, if any, on any of the Securities;
(iii) any default in the performance or breach of agreements relating to mergers, consolidations and sales of assets substantially as an entirety or the failure to make or consummate either a Change of Control Offer or a Net Proceeds Offer; (iv) any failure of the Company, Finance Corp. or any Subsidiary Guarantor for 30 days after written notice to comply with any other covenants in the Indenture or the Securities or its Subsidiary Guarantee, as the case may be;
(v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company, Finance Corp. or any Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000; (vi) certain final judgments or orders against the Company, Finance Corp. or any Restricted Subsidiary in an aggregate amount of more than $5,000,000 in excess of insurance coverage not paid, discharged or stayed for a period of 60 days;
(vii) certain events of bankruptcy, insolvency or reorganization of the Company, Finance Corp. or any Restricted Subsidiary; and (viii) except as permitted by the Indenture and hereby, cessation of the effectiveness of any Subsidiary Guarantee or any repudiation thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, Finance Corp. or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium, interest or Liquidated Damages) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

      The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Issuers on this Security and (ii) discharge from certain covenants and Defaults and Events of Default, upon compliance by the Issuers with certain conditions set forth therein, which provisions apply to this Security.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Securities to effect or maintain the qualification of the Indenture under the Trust Indenture Act to make certain specified changes, to cure any ambiguity or omission, correct or supplement any provision that may be defective or inconsistent with any other provision and to make certain other changes that do not adversely affect the interests of the Holders in any material respect.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and premium, if any, interest and Liquidated Damages, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Issuers, upon surrender of this Security for registration of transfer at the office or agency of the Issuers maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses, including the fees and expenses of the Trustee, payable in connection therewith.

      A director, officer, employee, incorporator, stockholder, limited partner, manager or Affiliate of the Issuers or a Subsidiary Guarantor, as such, past, present or future shall not have any personal liability under this Security or any other Security or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder,. limited partner, manager or Affiliate, or any liability for any obligations of the Issuers or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation PROVIDED, that the foregoing shall not limit any liability the General Partner may have for the obligations of the Company under applicable law. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

      Prior to the time of due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuers, the Trustee nor any agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 16420 Park Ten Place, Suite 420, Houston, Texas 77084, Attention: Secretary (or such other address as the Company may have furnished in writing to the Trustee).

      Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration and indemnification of the Issuers to the extent provided therein.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identifying information printed hereon.

      Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

                         [FORM OF NOTATION ON SECURITY
                       RELATING TO SUBSIDIARY GUARANTEE]

      The Subsidiary Guarantors, referred to in this Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture, have unconditionally guaranteed, jointly and severally, on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and premium, if any, and interest on the Securities, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and interest, if any, on the Securities, the payment of Liquidated Damages on the Securities, and the due and punctual performance of all other obligations of the Company and Finance Corp. to the Holders or the Trustee all in accordance with the terms set forth in
Article XIII of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article XIII of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

      The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Securities upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

      SUBSIDIARY GUARANTORS:

      MOSS BLUFF HUB PARTNERS, L.P.

                                          By:  Moss Bluff Hub Partners, L.L.C.,
                                                Its General Partner

                                          By:_________________________________
                                                Name:___________________________
                                               Title:___________________________

                             EGAN HUB PARTNERS, L.P.

                                          By:  Egan Hub Partners, L.L.C.,
                                                Its General Partner

                                          By:__________________________________
                                                Name:___________________________
                                                Title:__________________________

                                          MOSS BLUFF HUB PARTNERS, L.L.C.

                                          By:__________________________________
                                                Name:___________________________
                                                Title:__________________________

                            EGAN HUB PARTNERS, L.L.C.

                                          By:__________________________________
                                                Name:___________________________
                                                Title:__________________________

                                ASSIGNMENT FORM

      To assign this Security fill in the form below:

      I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's Soc. Sec. or tax I.D. No.)

and irrevocably appoint ______________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date: _____________________    Your Signature: _________________________________

------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:___________________________________ ____________________________________
   Signature must be guaranteed by a          Signature of Signature
   participant in a recognized                      Guarantor
   signature guaranty medallion program
   or other signature guarantor acceptable
   to the Trustee


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or Finance Corp. or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)   o     to the Company or Finance Corp.; or

(2)   o     pursuant to an effective registration statement under the Securities
            Act of 1933, as amended; or

(3)   o     inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(4)   o     to an institutional "accredited investor" (within the meanings of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the
            Securities Act of 1933, as amended);

(5)   o     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended;

(6)   o     pursuant to Rule 144 under the Securities Act of 1933, as amended;
            or

(7)   o     pursuant to another available exemption from registration provided under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

                                          ------------------------------------
                                                        Signature

Signature Guarantee:

Date:___________________________________ ____________________________________
   Signature must be guaranteed by a          Signature of Signature
   participant in a recognized                      Guarantor
   signature guaranty medallion program
   or other signature guarantor acceptable
   to the Trustee

--------------------------------------------------------------------------------
TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned for ongoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________________               ______________________________________
                                   NOTE:  To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Issuers pursuant to Section 10.14 or 10.16 of the Indenture, check the box:

                                       o

      If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 10.14 or 10.16 of the Indenture, state the amount in principal amount: $_____________.

Date:_______________                        Your
                                            Signature:__________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Security.)

Signature Guarantee:

Date:___________________________________ ____________________________________
   Signature must be guaranteed by a          Signature of Signature
   participant in a recognized                      Guarantor
   signature guaranty medallion program
   or other signature guarantor acceptable
   to the Trustee

                                                                     EXHIBIT 2
                                                                            to
                                                                    Appendix A

                 [FORM OF ASSIGNMENT FOR EXCHANGE SECURITIES]

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

            (Print or type assignee's name, address and zip code)

                (Insert assignee's Soc. Sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

------------------------------------------------------------------------------


Date:__________________       Your Signature:___________________________________

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:___________________________________ ____________________________________
   Signature must be guaranteed by a          Signature of Signature
   participant in a recognized                      Guarantor
   signature guaranty medallion program
   or other signature guarantor acceptable
   to the Trustee

                                                                     EXHIBIT 3
                                                                            to
                                                                    Appendix A

                          Form of Certificate To Be
                         Delivered in Connection with
           Transfers to Non-QIB Institutional Accredited Investors

                                                             -----------, ----
[Name and Address of Trustee]

      Re:   Market Hub Partners Storage, L.P.
            Market Hub Partners Finance, Inc.
            8 1/4% Senior Notes due 2008

Ladies and Gentlemen:

      We are delivering this letter in connection with a proposed purchase of 8 1/4% Senior Notes due 2008 (the "Senior Notes") of Market Hub Partners Storage, L.P. (the "Company") and Market Hub Partners Finance, Inc.

      We hereby confirm that:

      (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

      (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

      (iii) in the event that we purchase any Senior Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

      (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Notes;

      (v) we are not acquiring Senior Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

      (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in connection with our decision to purchase Senior Notes.

      We understand that the Senior Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Senior Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Senior Notes, that such Senior Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities
Act), in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, outside the United states in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so requests), (ii) to the Issuers or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Senior Notes, except upon presentation of evidence satisfactory to the Issuers that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

      We acknowledge that you and others will rely upon our confirmation, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                                            (Name of Purchaser)

                                            By:_________________________________
                                            Name:______________________________
                                            Title:______________________________

                                            Address:____________________________

                                            ===================================

                                                                     EXHIBIT 4
                                                                            to
                                                                    Appendix A

                     Form of Certificate To Be Delivered
                         in Connection with Transfers

                           Pursuant to Regulation S

                                                          --------------, ----


[Name and Address of Trustee]

      Re:   Market Hub Partners Storage, L.P.
            Market Hub Partners Finance, Inc.
            8 1/4% Senior Notes due 2008 (the "Senior Notes")

Ladies and Gentlemen:

      In connection with our proposed sale of $___________ aggregate principal amount of the Senior Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

      1. the offer of the Senior Notes was not made to a person in the United States;

      2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

      3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      5. we have advised the transferee of the transfer restrictions applicable to the Senior Notes.

      You and the issuers of the Senior Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]

                                    By:________________________________________
                                                 Authorized Signature


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